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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No.        )

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
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WASHINGTON MUTUAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1201 Third Avenue, Suite 1601
Seattle, Washington 98101
March 17, 2006
Dear Shareholder:
      You are cordially invited to attend the Annual Meeting of Washington Mutual, Inc. shareholders that will be held in the S. Mark Taper Foundation Auditorium on Tuesday, April 18, 2006, at 1:30 p.m., local time, at Benaroya Hall, 200 University Street, Seattle, Washington 98101. The meeting will be webcast on the Washington Mutual website at www.wamu.com/ir. I look forward to greeting as many of our shareholders as possible at the Annual Meeting.
      As set forth in the attached Proxy Statement, the meeting will be held to consider the following matters:

➢	the election of six directors;

➢	the ratification of the appointment of Washington Mutual’s independent auditors for 2006;

➢	the approval of the Amended and Restated 2003 Equity Incentive Plan which, among other things, increases the number of shares of common stock that may be subject to awards made under the plan;

➢	the approval of the Washington Mutual, Inc. Executive Incentive Compensation Plan;

➢	a Company proposal to declassify the Washington Mutual Board of Directors and establish annual director elections;

➢	a shareholder proposal that is expected to be presented at the meeting; and

➢	to transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s).
      Please read the attached Proxy Statement carefully for information about the matters upon which shareholders are being asked to consider and vote. In addition to these specific matters, there will be a report on the progress of Washington Mutual and an opportunity to ask questions of general interest to shareholders.
      Your vote is important. Whether or not you attend the meeting in person, I urge you to promptly vote your proxy as soon as possible via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. If you decide to attend the meeting and vote in person, you will, of course, have that opportunity.
      Thank you for your continued support of Washington Mutual, and again, I look forward to seeing you at the Annual Meeting.

Sincerely,

Kerry Killinger
Chairman and Chief Executive Officer

WASHINGTON MUTUAL, INC.
1201 Third Avenue, Suite 1601
Seattle, Washington 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 18, 2006

Meeting Date:	Tuesday, April 18, 2006
Meeting Time:	1:30 p.m. (local time)
Location:	S. Mark Taper Foundation Auditorium Benaroya Hall 200 University Street Seattle, Washington 98101
Record Date:	February 24, 2006
Agenda:

1.	To elect six directors, five for three-year terms and one for a one-year term;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of Washington Mutual, Inc. (the “Company”) for 2006;

3.	To approve the Amended and Restated 2003 Equity Incentive Plan which, among other things, increases the number of shares of Company common stock that may be subject to awards made under the plan;

4.	To approve the Washington Mutual, Inc. Executive Incentive Compensation Plan;

5.	To approve a Company proposal to amend the Company’s Articles of Incorporation (as amended) to declassify the Board of Directors and require annual elections for all Company directors commencing with the Company’s 2007 Annual Meeting of Shareholders;

6.	To consider a shareholder proposal regarding disclosure of the Company’s political contributions if it is properly presented by the shareholder proponent at the meeting; and

7.	To transact such other business as may properly come before the meeting or any adjournments or postponements.
      The Board of Directors urges shareholders to vote FOR Items 1, 2, 3, 4, and 5, and AGAINST Item 6.
      All of these items are more fully described in the Proxy Statement that follows. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and any adjournments thereof.

By order of the Board of Directors,

William L. Lynch
Secretary
Seattle, Washington
March 17, 2006
IMPORTANT
          Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Annual Meeting and will save Washington Mutual the expense of additional solicitation. Sending in your proxy will not prevent you from voting your shares in person at the Annual Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the Proxy Statement.

i

WASHINGTON MUTUAL, INC.
1201 Third Avenue, Suite 1601
Seattle, Washington 98101

PROXY STATEMENT
For 2006 Annual Meeting of Shareholders
To Be Held on Tuesday, April 18, 2006
        The board of directors (the “Board of Directors” or the “Board”) of Washington Mutual, Inc. (“Washington Mutual” or the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders on April 18, 2006, at 1:30 p.m. (the “Annual Meeting”), and at any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Notice, this Proxy Statement and the form of proxy enclosed are first being sent to shareholders on or about March 17, 2006.

Questions and Answers about these Proxy Materials and the Annual Meeting:
Question: Why am I receiving these materials?
Answer: The Board of Directors is providing these proxy materials to you in connection with Washington Mutual’s Annual Meeting of Shareholders, to be held on April 18, 2006. As a shareholder, you are invited to attend the Annual Meeting, and are entitled to, and requested to vote on the items of business described in this Proxy Statement.
Question: What information is contained in this Proxy Statement?
Answer: This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of the Company’s directors and most highly paid executives, and certain other required information.
Question: Who is soliciting my vote pursuant to this Proxy Statement?
Answer: The Board of Directors is soliciting your vote at the 2006 Annual Meeting.
Question: Who is entitled to vote?
Answer: Only shareholders of record at the close of business on February 24, 2006 will be entitled to vote at the Annual Meeting.
Question: How many shares are eligible to be voted?
Answer: As of the record date of February 24, 2006, the Company had 991,987,122 shares of common stock (“Common Stock”) outstanding (including 6,000,000 shares of Common Stock held in escrow). Each outstanding share of Common Stock will entitle its holder to one vote on each of the six directors to be elected and one vote on each other matter to be voted on at the Annual Meeting.
Question: What am I voting on?
Answer: You are voting on the following matters:

➢	The election of six directors. The Company’s nominees are Kerry K. Killinger, Thomas C. Leppert, Charles M. Lillis, Michael K. Murphy, Orin C. Smith and Regina Montoya.

➢	Ratification of the appointment by the Board’s Audit Committee of Deloitte & Touche LLP as the Company’s independent auditors for 2006.

➢	Approval of the Amended and Restated 2003 Equity Incentive Plan which, among other things, increases the number of shares of Common Stock that may be made subject to Plan awards by an additional 65,000,000 shares.

➢	Approval of the Washington Mutual, Inc. Executive Incentive Compensation Plan.

➢	Approval of a Company proposal to amend the Company’s Articles of Incorporation (as amended) to declassify the Board of Directors and establish annual elections, whereby all directors would stand for re- election annually.

➢	To consider a shareholder proposal regarding disclosure of the Company’s political contributions and related practices, if the proposal is properly presented at the meeting by the shareholder proponent.

Question: How does the Board recommend that I vote?
Answer: The Board recommends that you vote “FOR” each director nominee, “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche as independent auditors, “FOR” approval of the Amended and Restated 2003 Equity Incentive Plan, “FOR” approval of the Executive Incentive Compensation Plan, “FOR” approval of the Company proposal to declassify the Board, and “AGAINST” the shareholder proposal.
Question: How many votes are required to hold the Annual Meeting and what are the voting procedures?
Answer: Quorum Requirement: Washington law provides that any shareholder action at a meeting requires that a quorum exist with respect to that action. A quorum for the actions to be taken at the Annual Meeting will consist of a majority of all of the outstanding shares of Common Stock that are entitled to vote at the Annual Meeting. Therefore, at the Annual Meeting, the presence, in person or by proxy, of the holders of at least 495,993,562 shares of Common Stock will be required to establish a quorum. Shareholders of record who are present at the Annual Meeting in person or by proxy and who abstain are considered shareholders who are present and entitled to vote, and will count towards the establishment of a quorum. This will include brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting.

Required Votes: Each outstanding share of Common Stock is entitled to one vote on each proposal at the Annual Meeting.

➢	Election of Directors: If there is a quorum at the Annual Meeting, the six nominees who receive the greatest number of votes cast for directors will be elected. There is no cumulative voting for Company directors.

➢	Ratification of Independent Auditors, Approval of the Amended and Restated 2003 Equity Incentive Plan, Approval of the Executive Incentive Compensation Plan and Approval of the Shareholder Proposal: If there is a quorum, each of these actions will be approved if the number of votes cast in favor of the proposed action exceeds the number of votes cast against it.

➢	Approval of the Company Proposal to Declassify the Board: If there is a quorum at the Annual Meeting, this action will be approved if votes representing a majority of the outstanding shares of Company Common Stock vote to approve the proposal.
Abstentions and broker non-votes will have no impact on the election of directors or the approval of the other proposed actions at the meeting, other than the approval of the Company proposal to declassify the Board. Abstentions and broker non-votes will have the same effect as votes against the proposal to declassify the Board because approval of that proposal requires the affirmative vote of a majority of the Company’s outstanding shares entitled to vote.
Question: How may I cast my vote?
Answer: If you are the shareholder of record: You may vote by one of the following four methods (as instructed on the enclosed proxy card):

➢	in person at the Annual Meeting,

➢	via the Internet,

➢	by telephone, or

➢	by mail.
Whichever method you use, the proxies identified on the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by the Board of Directors.
      If you own your shares in “street name,” that is, through a brokerage account or in another nominee form: You must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement and the Company’s Summary Annual Report. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to the Annual Meeting.
      If you are a participant in the WaMu Savings Plan (the “Plan”): You have the right to direct Fidelity Management Trust Company (“Fidelity”), as trustee of the Plan, regarding how to vote the shares of Company Common Stock attributable to your individual account under the Plan. The enclosed proxy card can be used as a direction form to provide voting directions to Fidelity. Fidelity will vote shares of Common Stock attributable to participant accounts as directed by such participants. Fidelity will not vote shares of Common Stock attributable to participant accounts for which it does not receive participant direction by April 13, 2006.

Question: How may I cast my vote over the Internet and by telephone?
Answer: Voting over the Internet: If you are a shareholder of record, you may use the Internet to transmit your vote up until 11:59 P.M. Eastern Time April 17, 2006. Visit www.proxyvote.com and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
Voting by Telephone: If you are a shareholder of record, you may call 1-800-690-6903 and use any touch-tone telephone to transmit your vote up until 11:59 P.M. Eastern Time April 17, 2006. Have your proxy card in hand when you call and then follow the instructions.
If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.
Question: How may I revoke or change my vote?
Answer: If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

➢	submitting a new proxy card,

➢	delivering written notice to the Corporate Secretary of the Company prior to April 18, 2006, stating that you are revoking your proxy, or

➢	attending the Annual Meeting and voting your shares in person.
Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.
Question: Who is paying for the costs of this proxy solicitation?
Answer: The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation. The Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation at a cost of approximately $10,000, plus payment of reasonable out-of-pocket expenses incurred by Georgeson.
Question: Who will count the votes?
Answer: Automated Data Processing, Inc., the Company’s inspector of elections for the Annual Meeting, will receive and tabulate the ballots and voting instruction forms.
Question: What happens if the Annual Meeting is postponed or adjourned?
Answer: Your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

INFORMATION ABOUT THE MEETING
        The Annual Meeting will be held at 1:30 p.m. (local time) on Tuesday, April 18, 2006, at the S. Mark Taper Foundation Auditorium at Benaroya Hall, 200 University Street, Seattle, Washington 98101. Listening devices will be available at the Annual Meeting for shareholders with impaired hearing.
      The Company plans to webcast the Annual Meeting. The webcast may be accessed on the Washington Mutual website at www.wamu.com/ir during the Annual Meeting and for 30 days after the meeting.

ITEM 1. ELECTION OF DIRECTORS
Board Nominees

       The Board of Directors has nominated each of the following persons for election as a Company director. Each of the nominees, except for Ms. Montoya, is currently a director of the Company and each has indicated that he or she is willing and able to serve as a director. Biographical and other information on each of the nominees and other current directors of the Company appears beginning on page 5 of this Proxy Statement.
Kerry K. Killinger
Thomas C. Leppert
Charles M. Lillis
Regina Montoya
Michael K. Murphy
Orin C. Smith
      The Company’s Articles of Incorporation currently provide that the number of directors will be fixed by the Company’s Bylaws and divided into three classes. The Bylaws of the Company currently fix the size of the Board of Directors at 14 directors. The Company currently has 13 directors and if each of the six nominees are elected, it will continue to have 13 directors. The Company expects that the Board will amend the Bylaws at its next scheduled meeting to reduce the number of Board seats to 13. If they are re-elected at the Annual Meeting, the nominees, except for Ms. Montoya, would be elected to serve three-year terms to expire at the 2009 Annual Meeting and until their successors are elected and qualified. Under the current classification of the Board, Ms. Montoya would be elected to serve a one-year term to expire at the 2007 Annual Meeting.
      If shareholders approve the Company’s Proposal Item 5 to declassify the Board of Directors by amending the Company’s Articles of Incorporation to provide for one-year director terms and annual director elections beginning at the 2007 Annual Meeting, all Company directors will be subject to re-election for one-year terms in 2007. Each director will then stand for re-election every year thereafter.
      If any nominee becomes unable or unwilling to serve, which is not anticipated, the accompanying proxy may be voted for the election of such other person as shall be designated by the Governance Committee of the Board of Directors. Proxies granted may not be voted for a greater number of nominees than the six named above. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR each of the nominees listed above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” EACH OF THE NOMINEES.
Current Directors

       Below is information regarding each of the Company’s current directors, including five of the director nominees. Except as otherwise indicated, each Company director has been engaged in the principal occupation described below for at least five years.

Anne V. Farrell

Director since 1994
Current term expires 2007

Mrs. Farrell, age 70, served as President and Chief Executive Officer of The Seattle Foundation, a charitable and educational corporate foundation, from 1984 until 2003, and currently serves as its President Emeritus. Mrs. Farrell also serves as a trustee of the registered investment companies that comprise the WM Group of Funds. The investment advisor to the funds is an indirect wholly-owned subsidiary of Washington Mutual. She also serves as a director of Recreational Equipment, Inc. (R.E.I.).

Stephen E. Frank

Director since 1997
Current term expires 2007

Mr. Frank, age 64, is a director of Aegis Insurance Services, Inc., Puget Energy, Inc., Intermec, Inc. and Northrup Grumman Corporation. On January 1, 2002, Mr. Frank retired as Chairman, President and Chief Executive Officer of Southern California Edison, the largest subsidiary of Edison International, a power company, where he had served since June 1995. From 1990 until 1995, Mr. Frank served as the President, Chief Operating Officer and a director of Florida Power & Light Company. Prior to that, he served as an Executive Vice President and Chief Financial Officer of TRW, Inc. and the Vice President, Controller and Treasurer of GTE Corporation.

Kerry K. Killinger

Director since 1988
Current term expires 2006

Mr. Killinger, age 56, has been Chairman and Chief Executive Officer of Washington Mutual since 1991, and was President until 2005. Mr. Killinger became President and a director in 1988, Chief Executive Officer in 1990 and Chairman of the Board of Directors in 1991. Mr. Killinger also serves as a director of Safeco Corporation and Green Diamond Resource Company.

Thomas C. Leppert

Director since 2005
Current term expires 2006

Mr. Leppert, age 51, has been the Chairman and Chief Executive Officer since September 1999 of The Turner Corporation, one of the nation’s largest general construction companies with headquarters in Dallas, Texas. Before joining Turner, Mr. Leppert served as the Trustee of the Estate of James Campbell from 1998-1999. From 1996 through 1997, Mr. Leppert served as the Vice Chairman of the Bank of Hawaii and Pacific Century Financial Corp. Mr. Leppert began his career with McKinsey & Company and was later elected a Principal, where he specialized in the financial services industry. In 1984, he was appointed by President Reagan as a White House Fellow and was assigned to the Department of the Treasury and White House staff, where he worked primarily on banking, finance and international trade issues.

Charles M. Lillis

Director since 2005
Current term expires 2006

Mr. Lillis, age 64, is a co-founder and principal of LoneTree Partners, a private equity investing group with headquarters in Denver, Colorado. He is also a Managing Partner of Castle Pines Capital, a provider of channel finance solutions, with headquarters in Denver Colorado. Mr. Lillis served as the Chairman of the Board and Chief Executive Officer of MediaOne Group, Inc. from its inception in 1995 through the acquisition of MediaOne by AT&T Corp., which was completed in 2000. Mr. Lillis is a director of SUPERVALU Inc., Williams Companies, Medco Health Solutions, and SomaLogic Inc.

Phillip D. Matthews

Director since 1998
Current term expires 2008

Mr. Matthews, age 67, served as Chairman of Worldwide Restaurant Concepts, Inc. from 1996 through 2005. He currently is lead director of Wolverine World Wide, Inc., a footwear company, and served as its Chairman from 1993 through 1996. From 1981 to 1991, he was owner and Chief Executive Officer of Bell Helmets, Inc. and prior to that he was Executive Vice President and Chief Financial Officer of Dart Industries and its successor, Dart and Kraft, Inc. He is also a director of Panda Management Corp., Panda Express and Trojan Battery Company.

Michael K. Murphy

Director since 1985
Current term expires 2006

Mr. Murphy, age 69, is former Chairman and Chief Executive Officer of CPM Development Corporation, a construction materials manufacturer and the parent company of Central Pre-Mix Concrete Company and Inland Asphalt Company. Until the fourth quarter of 2005, Mr. Murphy also served as a trustee of the registered investment companies that comprise the WM Group of Funds. The investment advisor to the funds is an indirect wholly-owned subsidiary of Washington Mutual.

Margaret Osmer McQuade

Director since 2002
Current term expires 2007

Ms. Osmer McQuade, age 67, has been President of Qualitas International, an international consulting firm, since 1993. She also serves as a director of River Capital International LLC.

Mary E. Pugh

Director since 1999
Current term expires 2008

Ms. Pugh, age 46, is founder, President and Chief Executive Officer of Pugh Capital Management, Inc. a fixed income money management company. Ms. Pugh is a trustee of The Seattle Foundation.

William G. Reed, Jr.

Director since 1970
Current term expires 2008

Mr. Reed, age 67, was Chairman of Simpson Timber Company and Simpson Investment Company from 1971 to 1996. He serves as a director for Green Diamond Resource Company, PACCAR Inc., Safeco Corporation and The Seattle Times. He was Chairman of the Board of Safeco Corporation, a property and casualty insurance company, from January 2001 through December 2002 and lead independent director from 2002 through 2004. Mr. Reed chose not to stand for re-election as a director of Microsoft Corporation in 2004 after serving for 17 years.

Orin C. Smith

Director since 2005
Current term expires 2006

Mr. Smith, age 63, was President and Chief Executive Officer of Starbucks Corporation, a coffee retailer, from June 2000 until March 31, 2005. From June 1994 to May 2000, Mr. Smith served as Starbucks’ President and Chief Operating Officer, and from March 1990 to June 1994, he was Starbucks’ Vice President and Chief Financial Officer and later its Executive Vice President and Chief Financial Officer. Mr. Smith also serves on the board of directors of NIKE, Inc. and The Walt Disney Company.

James H. Stever

Director since 1991
Current term expires 2008

Mr. Stever, age 62, retired as Executive Vice President — Public Policy of US WEST, Inc., a telecommunications company, on December 31, 1996, a position he had held since January 1996. He was Executive Vice President — Public Policy and Human Resources of US WEST, Inc. from November 1994 to January 1996, and Executive Vice President — Public Policy of US WEST, Inc. and US WEST Communication, Inc. from 1993 until 1994. He was President — Public Policy of US WEST Communications, Inc. from 1990 until 1993 and President — Business Division from 1988 until 1990.

Willis B. Wood, Jr.

Director since 1997
Current term expires 2006

Mr. Wood, age 71, retired as Chairman, Chief Executive Officer and director of Pacific Enterprises, the holding company of Southern California Gas Company, in 1998. Mr. Wood had served in various positions, including as executive officer of Pacific Enterprises’ subsidiaries, since 1960. Mr. Wood was chairman of the American Automobile Association (AAA) until 2005 and is a director of the Automobile Club of Southern California.
Mr. Wood has decided not to stand for re-election to the Board at the Annual Meeting. Mr. Wood would have become subject to the Company’s director retirement policy in 2006.

Additional Director Nominee

       Below is information regarding the Company’s additional director nominee for election to the Board at the Annual Meeting.

Regina Montoya

Regina Montoya, age 52, has been the Chief Executive Officer of Washington D.C.-based New America Alliance (“NAA”) since September 2005, and her responsibilities include developing strategic and tactical plans to fulfill the NAA’s mission of promoting the advancement of the Latino community with a focus on economic empowerment. From 1996 until 2005, Ms. Montoya was the Founder and President of WORKRules, a Texas-based workforce training and media and community relations company, and from August 2002 until February 2005, Ms. Montoya was the Southwest Regional Director for AARP. A Harvard-trained attorney, Ms. Montoya has served in the White House as an Assistant to the President and Director of the Office of Intergovernmental Affairs.

Corporate Governance

       Washington Mutual values strong corporate governance principles and adheres to the highest ethical standards. These principles and standards, along with Washington Mutual’s core values of fairness, caring, human, dynamic and driven, assist the Company in achieving its corporate mission. To foster strong corporate governance and business ethics, the Board of Directors continues to take many steps to strengthen and enhance the Company’s corporate governance practices and principles. The Company has adopted Corporate Governance Guidelines to achieve the following goals:

-	to promote the effective functioning of the Board;

-	to ensure that the Company conducts its business in accordance with the highest legal and ethical standards; and

-	to enhance shareholder value.
      The following is a summary of some of the most significant governance principles as embodied in the Company’s Corporate Governance Guidelines, and the Company’s current practices with respect to many other aspects of strong corporate governance. The full text of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.wamu.com/ir. Shareholders may also obtain a written copy of the guidelines at no cost by writing the Company at 1201 Third Avenue, Seattle, Washington, 98101, Attention: Investor Relations Department, WMT 2140, or by calling (206) 461-3187.
      The Governance Committee of the Board of Directors administers the Corporate Governance Guidelines, reviews performance under the guidelines and the content of the guidelines annually and, when appropriate, recommends updates and revisions to the Board of Directors.

Board of Directors Independence
       The Company currently has 13 directors. The Corporate Governance Guidelines require that the Board consist predominantly of non-management directors. This means directors who are not currently, and have not been, employees of the Company during the most recent three years. Currently, the Chief Executive Officer is the only director who is a member of the Company’s management.
      The Corporate Governance Guidelines also require that a substantial majority of the Board consist of independent directors. A director is independent for this purpose when the Board affirmatively determines that he or she has no material relationship with the Company, other than as a director. This determination is made in accordance with the Corporate Governance Guidelines, which are consistent with the applicable rules of the New York Stock Exchange (“NYSE”) and federal securities laws.
      The Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with all applicable legal requirements, including the NYSE rules and applicable Securities and Exchange Commission (“SEC”) rules and regulations. In accordance with applicable NYSE rules, the Company has established categories of immaterial relationships that are deemed not to have any bearing on a director’s independence. Accordingly, the Corporate Governance Guidelines provide that a Company director will not be considered to lack independence solely as a result of any of the following relationships:

-	if currently or at any time during the preceding three years the director was an employee or executive officer of, or a member of his or her immediate family was an employee or an executive officer of another company that makes payments to or receives payments from the Company for property or services in an amount which is less than $1 million and less than two percent (2%) of the annual consolidated gross revenues of the other company, determined for the most recent completed fiscal year;

-	if currently or at any time during the preceding three years the director or a member of his or her immediate family was a director of another company that makes payments to or receives payments from the Company for property or services in an amount which is less than the greater of $1 million and two percent (2%) of the annual consolidated gross revenues of the other company, determined for the most recent completed fiscal year;

-	if the director or a member of his or her immediate family is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of indebtedness either of them owes to the other is less than one percent (1%) of the total consolidated assets of the other company;

-	if the director or a member of his or her immediate family serves as an officer, director or trustee of a tax exempt organization, and the Company’s discretionary contributions to the organization are no greater than the greater of $250,000 or one percent (1%) of that organization’s total annual consolidated gross revenues (determined for the most recent completed fiscal year). The Company’s automatic matching of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose;

-	if the director or a member of his or her immediate family serves as a non-employee director of another company (and has not been determined by such other company to be non-independent), on whose board one or more other Washington Mutual directors sit as non-employee directors; or

-	if the director or a member of his or her immediate family maintains one or more deposit accounts with the Company, provided that there is no obligation or requirement to maintain the existence of such accounts and such accounts exist on terms and conditions that are no more favorable than those offered to the general public.

      In February 2006 (and March 2006 with respect to Ms. Montoya), the Board determined that Ms. Montoya and all of the Company’s current directors, other than Messrs. Wood, Leppert, Murphy and Killinger, Mrs. Farrell and Ms. Pugh, are independent in accordance with the Corporate Governance Guidelines because they have no relationships with the Company that are outside of the categorical standards listed above. The Board further determined that Messrs. Wood, Leppert and Murphy have the following relationships with the Company that are not material relationships and therefore that Messrs. Wood, Leppert and Murphy are independent directors:

-	During 2005, Mr. Wood had a below market rate home loan to which the Company succeeded when it acquired Great Western Financial Corporation in 1997 (see page 32 of this Proxy Statement). Mr. Wood satisfied the balance of this loan in full in August 2005. The Board found this to be an immaterial relationship because the loan is no longer outstanding and was initially made by Great Western Financial Corporation and not the Company. Furthermore, pursuant to the terms of the loan, the Company was not able to demand prepayment of the loan or modify its terms unless the loan was in default. Mr. Wood is leaving the Board on April 18, 2006.

-	Mr. Leppert is the Chairman and Chief Executive Officer of The Turner Corporation, a leading general builder in the United States (“Turner”). The Company has engaged Turner for general contracting services on several projects during the past three years. The Board has found this relationship to be an immaterial relationship because the amounts paid by the Company to Turner for these services are well below 0.05% of Turner’s consolidated gross revenues for years during which the services were provided, and each of these construction jobs commenced prior to Mr. Leppert’s election to the Company’s Board.

-	Until November 2005, Mr. Murphy served as a trustee of the registered investment companies that comprise the WM Group of Funds (the “Funds”). The investment advisor to the Funds is WM Advisors, Inc., an indirect wholly-owned subsidiary of the Company. The Funds paid Mr. Murphy trustee fees during each of the past three years. The Funds have paid WM Advisors fees for investment advisory shareholder services during each of the past three years. The Board has found this relationship to be an immaterial relationship because the Funds are not affiliated with the Company, Mr. Murphy was not an employee of the Funds, but rather was a member of the Funds’ board of trustees substantially comprised of trustees found to be independent, and the amount of fees paid by the Funds to WM Advisors was substantially less than 2% of the Funds’ total group managed assets.
      The Board has found that Mr. Killinger, Mrs. Farrell and Ms. Pugh are not independent because of the following:

-	Mr. Killinger is an executive officer of the Company.

-	Mrs. Farrell was the President and Chief Executive Officer of The Seattle Foundation at a time when Mr. Killinger was a member of its executive committee, the committee that determined Mrs. Farrell’s compensation. In accordance with the Company’s Corporate Governance Guidelines and applicable NYSE rules, the Board will reconsider Mrs. Farrell’s independence during 2006, after the third anniversary of her termination of employment with The Seattle Foundation.

-	Ms. Pugh is the founder and President of Pugh Capital Management, a company with which Washington Mutual transacted business in 2005 and prior years. The Board has determined that this relationship is a material relationship. It is more fully discussed in “Related Transactions and Other Matters” on page 32 of this Proxy Statement.
The Board also determined in February 2006 that all of the members of the Company’s Audit Committee are independent in accordance with the Corporate Governance Guidelines and applicable SEC rules and regulations.

Responsibilities of the Board of Directors
       In addition to each director’s basic duties of care and loyalty, the Board of Directors has separate and specific obligations enumerated in the Corporate Governance Guidelines. Among other things, these obligations require directors to effectively monitor management’s capabilities, compensation, leadership and performance, without undermining management’s ability to successfully operate the business. In addition, the Board and the Board’s committees have the authority to retain and establish the fees of outside legal, accounting or other advisors, as necessary, to carry out their responsibilities.
      Directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. As a result, directors must disclose all business relationships with the Company and with any other person doing business with the Company to the entire Board and to recuse themselves from discussions and decisions affecting those relationships. The Company periodically solicits information from directors in order to monitor potential conflicts of interest and to confirm director independence.

Communication With Directors
       Individuals may submit communications to the Board, the Board’s executive session presiding director, or to the non-management directors as a group by sending the communications in writing to the following address: Washington Mutual, Inc., 1201 Third Avenue, WMT 1706, Seattle, Washington 98101. All correspondence should indicate whether it is addressed to the “Board of Directors,” the “Presiding Director,” or the “Non-Management Directors.” The Board has unanimously approved a process that is outlined in the Corporate Governance Guidelines, whereby the Company’s Corporate Secretary, or his designee, will review and forward correspondence to the appropriate directors. The Secretary, or his designee, also forwards copies of the correspondence to other persons within the Company for handling and response, as necessary based upon the subject matter of the communication.

Director Education and Evaluation
       All directors are expected to be knowledgeable about the Company and its industry and to understand their duties and responsibilities as directors. This knowledge may be gained from attendance at Board meetings; periodic director training sessions; regular meetings with Company management; reading of appropriate industry, corporate governance and directorship literature; and attendance at educational seminars. The Company frequently conducts in-house director education programs on relevant topics. In addition, directors are encouraged to attend education sessions provided by third party groups, and they are reimbursed for their reasonable costs of attendance. In 2005, the Company conducted in-house director education sessions on four occasions.
      All new directors are required to attend orientation sessions conducted by management and educational programs intended to satisfy the special qualification requirements for membership on committees of the Board.
      The Board, acting through the Governance Committee, annually evaluates the effectiveness of the Board collectively, and the performance of each standing Board committee. The Governance Committee determines the appropriate means for this evaluation, which may include surveying the Board and committee membership.

Director Nomination Process
       The Governance Committee is responsible for reviewing with the Board annually the appropriate skills and characteristics required of Board members, and for selecting, evaluating and recommending nominees for election by the Company’s shareholders. The Governance Committee may use one or more third party search firms to assist in this purpose. An executive search firm engaged by the Governance Committee assisted the Committee in identifying recent new directors, Messrs. Leppert and Smith, and current nominee, Ms. Montoya. A current Company non-management director assisted the Committee in identifying Mr. Lillis.

      The following are the General Criteria for Nomination to the Board, as adopted by the Board. These General Criteria set forth the traits, abilities and experience that, at a minimum, the Board looks for in determining candidates for election to the Board:

-	Directors should possess personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders and other constituencies.

-	Directors should have reputations, both personal and professional, consistent with the image and reputation of Washington Mutual.

-	Each director should have relevant experience and expertise and be able to add value and offer advice and guidance to the Chief Executive Officer based on that experience and expertise.

-	Other important factors to be considered in seeking directors include current knowledge and contacts in the Company’s industry and other industries relevant to the Company’s business, ability to work with others as an effective group and ability to commit adequate time as a director.

-	A substantial majority of directors on the Board should be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director. In addition, directors should be independent of any particular constituency and be able to represent the interests of the Company’s shareholders and other constituencies.

-	Each director should have the ability to exercise sound business judgment.

-	Directors should be selected so that the Board of Directors is a diverse body reflecting gender, ethnic background, professional experience, current responsibilities and community involvement.
      The Chair of the Governance Committee may authorize the Chairman of the Board or any other representative of the Board, speaking on behalf of the Board, to extend invitations to new director candidates to join the Board. The Board is responsible for making interim appointments of directors to fill Board vacancies, including those created by the resignation or retirement of directors in accordance with the Company’s Bylaws.
      Company shareholders may propose director candidates for consideration by the Governance Committee by submitting the individual’s name and qualifications to the Secretary of the Company at 1201 Third Avenue, WMT 1706, Seattle, WA 98101. The Governance Committee will consider all director candidates properly submitted by Company shareholders in accordance with the Company’s Corporate Governance Guidelines. Shareholders who wish to nominate candidates for election to the Board at the Annual Meeting of Shareholders must follow the procedures outlined in “Shareholder Proposals for the 2007 Annual Meeting” set forth on page 58 of this Proxy Statement.

Director Retirement
       A Company director who reaches the age of 72 must tender his or her resignation to the Chairman of the Board before the next occurring annual meeting of shareholders. The Chairman will refer the resignation to the Board’s Governance Committee for review. The Board will decide, in light of the circumstances and the recommendation of the Governance Committee, the date at which the resignation will become effective. A vacancy created by a director’s retirement may be filled by a majority of the remaining directors in accordance with the Company’s Bylaws. A director so appointed to fill the vacancy will serve until the first annual meeting of shareholders following that director’s appointment to the Board, at which time, he or she may be nominated for re-election by the Company’s shareholders. In addition, the Company requires that directors tender their resignation when their present position or job responsibility changes significantly. The Board then decides, in light of the circumstances and the recommendation of the Governance Committee, whether to accept such resignation.

Board Meetings and Executive Sessions
       The Board of Directors currently holds eight full Board meetings each year. Directors are encouraged to attend each meeting in person. Management provides all directors with an agenda and appropriate written materials sufficiently in advance of the meetings to permit meaningful review. Any director may submit topics or request changes to the preliminary agenda as he or she deems appropriate in order to ensure that the interests and needs of non-management directors are appropriately addressed. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed and analyzed the materials for the meeting.

      All Company non-management directors generally meet in executive session at every regularly scheduled Board meeting, both with and without the Chief Executive Officer present. All directors who are determined to be independent meet in executive session once per year. The non-management directors will annually select one of their own to be the presiding director at executive sessions. In December 2005, Mr. Frank was selected as the presiding director at all executive sessions.

Director Attendance at Company Annual Meetings
       All directors are encouraged to attend every Company annual meeting of shareholders. To facilitate director availability at the time of the annual meeting, the Company typically schedules Board and Board committee meetings on the day of and the day before the annual meeting. All Washington Mutual directors attended the annual meeting of shareholders held on April 19, 2005.

Director Contact with Management
       All directors are invited to contact the Chief Executive Officer at any time to discuss any aspect of the Company’s business. In addition, there generally are frequent opportunities for directors to meet with other members of the management team.

Investment Expectations of Directors and Executives and Senior Employees
       Non-employee directors are expected to maintain stock ownership in the Company in an amount that is meaningful and which should have a value of at least three times the annual director cash retainer. For new directors, this may be achieved over a three-year period.
      To encourage executives and other senior officers to hold Company stock, the Company’s Human Resources Committee recently adopted stock ownership guidelines that apply to those positions. The target ownership guidelines are as follows:

Chief Executive Officer (“CEO”)	Stock ownership with a value of at least 10 times base salary.
Other Executives and Certain Senior Officers	Stock ownership with a value of at least 3 or 4 times base salary, depending on position level.
      For purposes of the above guidelines, stock ownership includes shares of Common Stock held outright, Common Stock held in the Company’s 401(k) Plan, phantom stock held in the Company’s Deferred Compensation Plan, and unvested shares of restricted stock. The Human Resources Committee receives a report at each meeting indicating the stock ownership of each executive and other senior officer, and the Governance Committee receives a report at each meeting indicating the stock ownership of each non-employee director.

Code of Ethics for Senior Financial Officers and Code of Conduct
       The Company has implemented a Code of Ethics applicable to the Company’s CEO, President, Chief Financial Officer, Principal Accounting Officer, and other senior financial officers of the Company and a Company Code of Conduct applicable to all Company officers, employees and directors. The Code of Ethics provides fundamental ethical principles to which these senior financial officers are expected to adhere. The Code of Conduct operates as a tool to help Washington Mutual officers, employees and directors understand and adhere to the high ethical standards required for employment by, or association with, the Company. Both the Code of Ethics and the Code of Conduct are available on the Company’s Investor Relations website at www.wamu.com/ir. Shareholders may also obtain written copies at no cost by writing the Company at 1201 Third Avenue, Seattle, Washington 98101, Attention: Investor Relations Department, WMT 2140, or by calling (206) 461-3187. Any future changes or amendments to the Company’s Code of Ethics or Code of Conduct and any waiver that applies to one of the Company’s senior financial officers or a member of the Company’s Board of Directors will be posted to the Company’s Investor Relations website.
Board Meetings and Attendance

       During 2005, the Company’s Board of Directors met eight times. Except for Mr. Leppert, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of all meetings held by committees on which he or she served. Mr. Leppert was elected to the Board in September 2005 and he was absent from two committee meetings out of six total Board and committee meetings, all of which had been scheduled before he joined the Company’s Board.
Committees of the Board of Directors

       A description of the general functions of each Board committee and the composition of each committee is below.

Committees	2005 Meetings and General Committee Functions

AUDIT	Meetings in 2005: 9
Stephen E. Frank (Chair) Thomas C. Leppert Phillip D. Matthews Michael K. Murphy William G. Reed, Jr. Orin C. Smith Willis B. Wood, Jr.	- Assists with the oversight of the integrity of the Company’s financial reporting process and financial statements and systems of internal controls;
 -   Assists with the oversight of the Company’s compliance with legal and regulatory requirements;
 -   Selects and retains the independent auditor, and reviews its qualifications, independence and performance; and
- Selects the general auditor, and assists with the oversight of the performance of the Company’s internal audit function.

HUMAN RESOURCES	Meetings in 2005: 4
James H. Stever (Chair) Stephen E. Frank Charles M. Lillis Phillip D. Matthews Margaret Osmer McQuade Willis B. Wood, Jr.	- Develops and administers the Company’s executive and senior officer compensation programs and oversees the Company’s talent management process for senior management;
 -   Establishes and administers annual and long- term incentive compensation plans for executives and senior management;
 -   Oversees the administration of the Company’s officer and employee benefit plans and any associated plan trust funds; and
- Annually evaluates the Chief Executive Officer’s performance and sets the Chief Executive Officer’s compensation level based on such evaluation.

GOVERNANCE	Meetings in 2005: 5
William G. Reed, Jr. (Chair) Thomas C. Leppert Phillip D. Matthews Margaret Osmer McQuade Orin C. Smith James H. Stever Willis B. Wood, Jr.	- Develops and recommends to the Board of Directors governance guidelines and principles for the Company and takes a leadership role in shaping the corporate governance of the Company;
 -   Identifies individuals qualified to become directors and recommends to the Board candidates for directorship; and
- Reviews and makes recommendations to the Board concerning the strategic planning process of the Company developed by management.

Committees	2005 Meetings and General Committee Functions

FINANCE	Meetings in 2005: 5
Mary E. Pugh (Chair) Anne V. Farrell Stephen E. Frank Charles M. Lillis Margaret Osmer McQuade Michael K. Murphy William G. Reed, Jr.	- Monitors investments and dispositions of loans and financial instruments, and significant purchases and dispositions of real property acquired by Washington Mutual (excluding the Company’s premises or other real property acquired for use by the Company); and
- Monitors the development and administration of policies that govern the Company’s acquisition, retention and disposition of investments, and makes recommendations with respect to such policies.

CORPORATE DEVELOPMENT	Meetings in 2005: 1
Kerry K. Killinger (Chair) Stephen E. Frank Charles M. Lillis James H. Stever Willis B. Wood, Jr.	- Reviews, on a case-by-case basis, with Washington Mutual’s management, all transactions not in the ordinary course of business; and - Oversees stock issuances by the Company.

CORPORATE RELATIONS	Meetings in 2005: 3
Anne V. Farrell (Chair) Thomas C. Leppert Michael K. Murphy Mary E. Pugh James H. Stever	Monitors the Company’s charitable giving and community service activities, including implementation of its ten-year $375 billion Community Commitment initiated in 2001.

Committee Independence and Additional Information
       The Audit Committee, Governance Committee and the Human Resources Committee are currently composed entirely of “independent” directors, as defined by the Company’s Corporate Governance Guidelines and applicable NYSE and SEC rules and regulations. Each of the Company’s committees has a written charter, which may be obtained on Washington Mutual’s website at www.wamu.com/ir. Shareholders may also obtain written copies of the charters at no cost by writing the Company at 1201 Third Avenue, Seattle, Washington 98101, Attention: Investor Relations Department, WMT 2140, or by calling (206) 461-3187.
      The chair of each committee is responsible for establishing committee agendas. The agenda, meeting materials and the minutes of each committee meeting are furnished in advance to all directors, and each committee chair reports on his or her committee’s activities to the full Board.

Audit Committee Financial Expertise
       The Board determined in February 2006 that Mr. Frank qualifies as a Company “audit committee financial expert,” as defined by the rules and regulations of the SEC. The Board further determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined pursuant to the rules of the NYSE.
Compensation of Directors

       In establishing the compensation of its non-employee directors, Washington Mutual seeks to provide total compensation that is competitive, fair, aligned with shareholder return and business results, and likely to facilitate long-term ownership of Washington Mutual stock. The compensation is also intended to assist the Company in attracting and retaining qualified directors. Washington Mutual does not pay director compensation to its directors who are also employees of the Company.

Cash Compensation
       Non-employee directors receive the following compensation for their service on the Board of Directors and its committees:

-	an annual cash retainer of $60,000;

-	$750 for attendance at each purely telephonic Board meeting or committee meeting;

-	$1,500 for attendance in person or by telephone at each other Board meeting or committee meeting;

-	an annual retainer of $10,000 to the chair of each of the Finance, Human Resources and Governance Committees;

-	an annual retainer of $7,500 to the chair of the Corporate Relations Committee;

-	an annual retainer of $15,000 to the chair of the Audit Committee; and

-	an annual cash retainer of $5,000 for the non-management director who is selected to be the presiding director at executive sessions of the Board.

-	Each Corporate Development Committee member receives an annual cash retainer of $6,000 in lieu of any fees for committee meeting attendance.
      Directors who resign or retire from the Board receive a prorated portion of the applicable cash retainers based upon their service to the Board and committees during the year. The Company directly pays or reimburses all directors for parking, travel and accommodation expenses in connection with attendance at Board and committee meetings. In addition, the Company provides the directors with parking at the Company’s headquarters in Seattle. Spouses of Company directors may occasionally accompany the directors on flights to Company Board meetings on Company leased air transportation where there are no incremental costs to the Company.

Stock Compensation
       Each non-employee director is eligible for an annual grant of either options to purchase Common Stock or shares of restricted stock issued from the Washington Mutual, Inc. 2003 Equity Incentive Plan, as recommended by the Governance Committee. In January 2006, the Company granted each non-employee director an option to purchase 3,333 shares of Common Stock and issued each non-employee director 1,616 shares of restricted stock. The director options have an exercise price of $43.33, which was equal to the fair market value of one share of Common Stock on the date of grant, and the options and restricted stock vest on the first anniversary of the date of grant, subject to earlier vesting on termination of service in certain circumstances. Shares of director restricted stock accrue regularly declared Company dividends in the form of additional shares of restricted stock.

Deferred Compensation Plan
       The Company offers certain highly compensated employees, including the Company directors, a Deferred Compensation Plan (the “DCP”). The DCP allows eligible directors to defer their fees and retainers payable for their service on the Board and Board committees. DCP account balances are credited with earnings based on a participant’s selection of one or more of the following methods: (1) interest method (credits interest at a rate equal to the rate at which junior unsecured debt would be issued); (2) phantom stock method (tracks Washington Mutual Stock); (3) a Standard & Poors 500 index mutual fund return; (4) a Morgan Stanley Capital International (“MSCI”) U.S. Small Cap 1750 index mutual fund return; or (5) an MSCI Europe and Pacific Region index mutual fund return. During 2005, the interest rate on DCP account balances in the interest method slightly exceeded 120% of the applicable federal long-term rate (the “AFR”). As a result, during 2005, the following non-employee directors accrued interest above 120% of the AFR in the following amounts: Mr. Leppert: $58.62; Mr. Murphy: $312.04; Mr. Reed: $253.04 and Mr. Smith: $3.34. At the time of deferral, each participant elects the payment commencement date, the earnings accrual method, and the form of payment. Available forms of payment are either lump sum or, if the participant’s balance exceeds $100,000, installment payments for a period of up to ten years. The Company does not match any amounts deferred pursuant to the DCP.

Director Compensation Pursuant to Assumed Plans
       Messrs. Frank and Wood are entitled to certain retirement benefits under an unfunded directors’ retirement plan for which Washington Mutual has assumed responsibility as successor to Great Western Financial Corporation (“GWFC”). Upon termination of service on GWFC’s board of directors, each eligible director became entitled under the plan to an annual retirement benefit equal to the sum of the annual retainer previously paid to members of the GWFC board plus twelve times the monthly meeting fee, both as in effect at the time of the director’s termination. Benefits are payable for a period equal to the number of years that the eligible director served as a GWFC director and will be provided to the surviving spouse or other designated beneficiary following an eligible director’s death. Washington Mutual has purchased company-owned cost-recovery life insurance on the lives of the participants in the plan. Pursuant to the plan, Messrs. Frank and Wood are each entitled to receive quarterly payments of $11,650. Mr. Frank is entitled to receive these payments until October 2008 and Mr. Wood’s payments end in October 2011. Accordingly, in 2005 each of these directors received payments aggregating $46,600 pursuant to the plan.
      Messrs. Frank and Wood also have vested balances in an unfunded deferred compensation plan for certain former directors of GWFC for which Washington Mutual has assumed responsibility as successor to GWFC. No additional compensation may be deferred under this plan. Washington Mutual has purchased company-owned cost-recovery life insurance on the lives of the participants in the plan. Interest accrues on fund balances outstanding pursuant to the plan at enhanced rates. Those interest amounts exceeded 120% of the AFR compounded annually by $3,382 and $3,833, respectively, for Messrs. Frank and Wood during 2005. Mr. Wood is leaving the Board on April 18, 2006.
PRINCIPAL HOLDERS OF COMMON STOCK
        This table shows information regarding beneficial ownership of Common Stock by the only entities known by the Company to have owned more than 5% of the outstanding shares of Common Stock on December 31, 2005.

	Shares of Common
Name and Address of	Stock Beneficially
Beneficial Owner	Owned	Percent of Class

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	102,376,450(1)	10.30%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	61,592,203(2)	6.20

(1)	Based solely on a review of the Schedule 13G/A filed by Capital Research and Management Company (“Capital”) with the SEC on February 10, 2006. As reported on the Schedule 13G/A, Capital is an investment advisor registered under the Investment Advisors Act of 1940 and has sole voting power with respect to 23,020,550 shares and sole dispositive power with respect to 102,376,450 shares.

(2)	Based solely on a review of the Schedule 13G filed by Barclays Global Investors, NA with the SEC on January 27, 2006. As reported in the Schedule 13G, Barclays holds the shares in trust accounts for the economic benefit of the beneficiaries of those accounts and has sole voting power with respect to 53,998,910 shares and sole dispositive power with respect to 61,592,203 shares.

SECURITY OWNERSHIP OF DIRECTORS
AND EXECUTIVE OFFICERS
        This table and the accompanying footnotes provide a summary of the beneficial ownership of the Common Stock as of February 20, 2006, by (i) the directors, (ii) the Company’s Chief Executive Officer, (iii) the other current executive officers and the former executive officer named in the Summary Compensation Table set forth herein, and (iv) all current directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers.
      Each listed person individually owns less than 1% of the outstanding shares and voting power of the Common Stock of the Company, and the Company’s directors and executive officers as a group hold approximately 1.03%. Except as indicated in the footnotes to the table below, each person has sole voting and investment power with respect to the shares he or she beneficially owns.

				Total		Total
	Common		Options	Beneficial	Phantom	Stock-Based
Name	Stock(1)		Exercisable(2)	Ownership(3)	Stock(4)	Ownership(5)

	A		B	C	D	E
Thomas W. Casey	180,044	(6)	480,834	660,878	—	660,878
Craig J. Chapman(7)	21,146	(8)	656,251	677,397	27,344	704,741
Anne V. Farrell	14,798	(9)	45,250	60,048	2,782	62,830
Stephen E. Frank	28,000	(10)	48,063	76,063	2,782	78,845
Kerry K. Killinger	1,384,374	(11)	5,476,713	6,861,087	458,410	7,319,497
Thomas C. Leppert	1,635	(12)	—	1,635	357	1,992
Charles M. Lillis	5,635	(13)	—	5,635	847	6,482
Phillip D. Matthews	23,607	(14)	50,415	74,022	2,782	76,804
Regina Montoya	—		—	—	—	—
Michael K. Murphy	26,518	(15)	45,250	71,768	9,024	80,792
Margaret Osmer McQuade	24,123	(16)	17,685	41,808	16,716	58,524
Mary E. Pugh	5,917	(17)	34,000	39,917	2,782	42,699
William G. Reed, Jr	175,370	(18)	5,000	180,370	22,041	202,411
Stephen J. Rotella	332,570	(19)	81,833	414,403	—	414,403
David C. Schneider	47,516	(20)	—	47,516	—	47,516
Orin C. Smith	1,635	(21)	—	1,635	350	1,985
James H. Stever	34,848	(22)	45,250	80,098	2,782	82,880
Willis B. Wood, Jr(23)	27,897	(24)	48,063	75,960	14,942	90,903
All directors and current executive officers as a group (24 persons)(25)	2,864,202		7,660,328	10,524,530	566,689	11,091,219

(1)	All fractional shares in this table have been rounded to the closest whole share.

(2)	In accordance with applicable SEC rules, only options that are exercisable within 60 days after February 20, 2006 are included in this column.

(3)	The amounts in this column are derived by adding shares and options listed in columns A and B of the table.

(4)	This column includes shares of phantom stock attributable to the account of the executive or director based on such individual’s deferral of compensation into the Company’s Deferred Compensation Plan. These shares are not shares of Common Stock and confer no voting rights.

(5)	The amounts contained in this column are derived by adding the amounts in columns C and D of the table.

(6)	Includes 158,808 shares of restricted stock.

(7)	Mr. Chapman’s employment with the Company terminated on February 1, 2006. The information contained in this table for Mr. Chapman was provided by Mr. Chapman to the Company as of February 20, 2006.

(8)	Includes 41 shares held in the WaMu Savings Plan (the “401(K) Plan”).

(9)	All shares are held jointly with Mrs. Farrell’s spouse, includes 3,236 shares of restricted stock.

(10)	Includes 3,235 shares of restricted stock.

(11)	Includes 54,155 shares held by a grantor retained annuity trust, and 345,567 shares of restricted stock.

(12)	Includes 1,635 shares of restricted stock.

(13)	Includes 1,635 shares of restricted stock.

(14)	Includes 10,000 shares held in the Matthews’ Family Trust and 2,875 shares of restricted stock.

(15)	Includes 4,280 shares held jointly with Mr. Murphy’s spouse and 3,236 shares of restricted stock.

(16)	Includes 1,635 shares of restricted stock.

(17)	Includes 2,630 shares of restricted stock.

(18)	Includes 3,236 shares of restricted stock.

(19)	Includes 239,059 shares of restricted stock.

(20)	Includes 46,250 shares of restricted stock

(21)	Includes 1,635 shares of restricted stock.

(22)	Includes 3,236 shares of restricted stock. Also includes 1,800 shares held in the Stever Family Foundation, of which Mr. Stever is the President. He shares investment and/or voting power for the foundation’s shares.

(23)	Mr. Wood is leaving the Board on April 18, 2006.

(24)	Includes 3,236 shares of restricted stock.

(25)	Does not include Mr. Chapman who was not an employee of the Company on February 20, 2006. Includes 2,264 shares held in the 401(k) Plan, 3,705 shares in personal retirement accounts and 1,307,963 shares of restricted stock.

EXECUTIVE COMPENSATION
Summary Compensation Table

       This table shows all compensation paid for the three years ended December 31, 2005, by the Company to its Chief Executive Officer and its other four most highly paid executive officers for 2005 (collectively, the “Named Executive Officers”). Annual Compensation includes amounts deferred at the Named Executive Officer’s election.

	Annual Compensation					Long-Term Compensation

							Number of
							Securities
						Restricted	Underlying
					Other Annual	Stock	Options	LTIP	All Other
Name and Principal Position	Year	Salary($)	Bonus($)		Compensation($)(1)	Awards($)(2)	Granted(3)	Payouts($)(4)	Compensation($)(5)

Kerry K. Killinger	2005	$1,000,000	$3,555,000		$119,112	$5,337,878	268,000	$3,476,608	$230,973
Chairman and Chief Executive Officer	2004	1,000,000	1,926,000		105,494	—	—	8,935,416	314,893
	2003	1,000,000	2,943,000		76,025	—	760,000	—	825,520

Stephen J. Rotella	2005	879,808	5,496,057	(7)	222,024	10,576,275	245,500	—	—
President and Chief Operating Officer(6)	2004	—	—		—	—	—	—	—
	2003	—	—		—	—	—	—	—

Thomas W. Casey	2005	600,000	1,303,548		19,526	1,809,450	90,900	502,204	42,794
Executive Vice President and	2004	575,005	449,400		18,240	—	—	857,859	49,538
Chief Financial Officer	2003	550,021	1,387,650		1,200,640	—	230,000	101,414	2,750

Craig J. Chapman	2005	600,000	1,303,500		19,805	1,809,450	90,900	482,893	49,748
Former President, Commercial Group(8)	2004	525,005	417,300		18,273	—	—	1,180,161	54,793
	2003	500,019	588,600		18,396	—	230,000	—	48,785

David C. Schneider	2005	237,169	1,492,914	(10)	198,605	380,139	31,780	—	—
President, Home Loans Group(9)	2004	—	—		—	—	—	—	—
	2003	—	—		—	—	—	—	—

(1)	Other Annual Compensation. For 2005, this column includes the following “other annual compensation” and the aggregate incremental cost to the Company of providing the following perquisites previously approved by the Human Resources Committee of the Board:

•	Mr. Killinger: $62,375 for his personal use of Company air transportation and a $32,938 payment for related taxes; $10,000 for tax and financial planning services; $10,000 automobile allowance; $3,300 in parking payments and $499 in interest above 120% of the AFR paid on his balance in the DCP;

•	Mr. Rotella: $204,207 in moving and relocation expenses (including a payment for related taxes of $64,036); $10,000 for tax and financial planning services; $4,792 automobile allowance and $3,025 in parking payments;

•	Mr. Casey: $10,000 for tax and financial planning services; $5,000 automobile allowance; $3,300 in parking payments and $1,226 in interest above 120% of the AFR paid on his balance in the DCP;

•	Mr. Chapman: $10,000 for tax and financial planning services; $5,000 automobile allowance; $3,300 in parking payments and $1,505 in interest above 120% of the AFR paid on his balance in the DCP; and

•	Mr. Schneider: $189,019 in moving and relocation expenses (including a payment for related taxes of $14,223); $5,900 for tax and financial planning services; $2,311 automobile allowance and $1,375 in parking payments.

(2)	Restricted Stock. This columns reflects the value (as of the date of issuance), of shares of restricted stock issued by the Company to the Named Executive Officers. For Messrs. Killinger, Rotella, Casey and Chapman, this amount includes shares of restricted stock issued on January 28, 2005, as part of the Company’s annual equity compensation awards. These shares of restricted stock vest in three equal annual installments beginning on the first anniversary of the issuance date. All holders of these shares of restricted stock (including the Named Executive Officers) receive regularly declared cash dividends payable on the stock when dividends are paid to other Company shareholders. During 2005, such cash dividends were paid to Named Executive Officers in the following amounts: Mr. Killinger: $252,225, Mr. Rotella: $71,250, Mr. Casey: $85,500 and Mr. Chapman: $85,500.

For Mr. Rotella, Mr. Casey and Mr. Schneider, this column also includes the value of shares of restricted stock issued in connection with the commencement of their employment with the Company. On January 10, 2005, Mr. Rotella was issued 220,000 shares of restricted stock (valued on the date of issuance at $9,068,400), 40% of which vested on July 31, 2005, and another 35% vested on January 31, 2006; the remaining 25% will vest on January 31, 2010. On October 21, 2002, Mr. Casey was issued 14,148 shares of restricted stock which vests annually in five equal installments beginning on March 31, 2003. On August 15, 2005, Mr. Schneider was issued 8,991 shares of restricted stock which vests in three equal annual installments beginning on the first anniversary of the issuance date. The shares issued to Messrs. Rotella, Casey and Schneider upon commencement of employment accrue regularly declared Company dividends in the form of additional shares of restricted stock.

As of December 31, 2005, the Named Executive Officers held shares of restricted stock (including the performance restricted stock described in “Long Term Incentive Plan Awards in 2005” on page 23 of this Proxy Statement) with the following values, calculated using the closing price of the Common Stock on the last trading day of the year, December 30, 2005:

•	Mr. Killinger: 289,692 shares valued at $12,601,588.

•	Mr. Rotella: 280,236 shares valued at $12,190,270.

•	Mr. Casey: 129,920 shares valued at $5,651,520.

•	Mr. Chapman: 123,471 shares valued at $5,371,004.

•	Mr. Schneider: 33,362 shares valued at $1,451,223.

During 2005, the following Named Executive Officers had shares of restricted stock vest as follows:

•	Mr. Casey: 3,116 shares vested on March 31, 2005, with a market value on such date of $123,082.

•	Mr. Rotella: 90,983 shares vested on July 31, 2005, with a market value on such date of $3,866,551.

(3)	This column reflects the number of options granted to the Named Executive Officers during the given calendar year. In 2004, the Company changed its prior practice to grant stock options to employees (including the Named Executive Officers) during January of each year, rather than during December of the prior year.

(4)	The amounts shown in this column for each Named Executive Officer for 2005 represent the value as of the issuance date of April 12, 2005 of shares of Company Common Stock issued in satisfaction of the performance share awards made in calendar year 2001 for the three-year performance period which ended on December 31, 2004. Performance share awards are contingent performance awards paid out in cash or Common Stock at the end of a three-year period based upon the Company’s performance on key financial metrics over the three-year period compared to the performance of a peer group in the S&P Financial Index. This program is more fully discussed in “Long Term Incentive Plan Awards in 2005” on page 23 of this Proxy Statement. The value reported includes regularly declared dividends that accrued during the performance period prior to issuance, which were paid out in additional shares of Common Stock. The Company’s performance on the applicable key financial metrics of total shareholder return, return on common equity and earnings per share growth over the three-year period which ended on December 31, 2004 was at the 55th percentile of the applicable peer group. This resulted in a payout of 87.5% of the target share amounts.

(5)	The amounts shown in this column for 2005 include the following:

(a)	Company matching contributions under the Company’s 401(k) Plan during 2005 of $8,400 for each Named Executive Officer, other than Messrs. Rotella and Schneider, who were not eligible for matching in 2005.

(b)	Amounts credited to the accounts of each Named Executive Officer during 2005 pursuant to the Company’s Supplemental Employee Retirement Plan (the “SERP”) as follows: Mr. Killinger: $222,573; Mr. Rotella: $0; Mr. Casey: $34,394; Mr. Chapman: $41,348 and Mr. Schneider: $0. The SERP is a nonqualified, noncontributory deferred compensation plan designed to provide certain executives with benefits they would have otherwise received under the Company’s Pension Plan but for certain restrictions set forth in the Internal Revenue Code of 1986, as amended, on the amount of compensation that may be considered as eligible compensation pursuant to the Pension Plan. See the discussion of the SERP beginning on page 25 of this Proxy Statement.

(6)	Mr. Rotella became an employee of the Company in January 2005.

(7)	This amount includes a signing bonus in the amount of $2,600,000.

(8)	Mr. Chapman’s employment with the Company terminated on February 1, 2006.

(9)	Mr. Schneider became an employee of the Company in July 2005.

(10)	This amount includes a signing bonus in the amount of $500,000 and a relocation bonus in the amount of $500,000.

Grants of Stock Options in 2005

       This table shows all stock option grants during 2005 to the Named Executive Officers. The options listed below were granted to Messrs. Killinger, Rotella, Casey and Chapman on January 21, 2005, and to Mr. Schneider on August 15, 2005.

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
	Number of	Percent of			Price Appreciation for
	Securities	Total Options			Ten-Year Option
	Underlying	Granted to	Exercise		Term(2)
	Options	Employees in	Price Per	Expiration
Name	Granted(1)	Fiscal Year(%)	Share($)	Date	5%($)	10%($)

Kerry K. Killinger	268,000	3.14%	$42.17	1/21/2015	$7,107,490	$18,011,776
Stephen J. Rotella	245,500	2.88	42.17	1/21/2015	6,510,779	16,499,593
Thomas W. Casey	90,900	1.06	42.17	1/21/2015	2,410,712	6,109,218
Craig J. Chapman	90,900	1.06	42.17	1/21/2015	2,410,712	6,109,218
David C. Schneider	31,780	0.37	41.71	8/15/2015	833,627	2,112,575

(1)	All options reflected in this table were granted to the respective Named Executive Officer pursuant to the 2003 Equity Incentive Plan. These options have terms of ten years, subject to earlier termination upon termination of employment. These options vest over three years in equal annual installments beginning one year after the date of the grant.

(2)	These assumed rates of appreciation are provided in order to comply with the requirements of the Securities and Exchange Commission and do not represent the Company’s expectation as to the actual rate of appreciation of the Common Stock. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.
Aggregated Option Exercises in 2005 and Year-End Option Values

       This table shows stock option exercises during 2005 by each of the Named Executive Officers and the value of their unexercised options at December 31, 2005.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options
	Acquired	Value	Fiscal Year-End(#)		Fiscal Year-End($)(2)
	on	Realized
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kerry K. Killinger	168,855	$5,380,987	5,604,273	521,334	$83,283,474	$1,362,176
Stephen J. Rotella	—	—	—	245,500	—	326,515
Thomas W. Casey	—	—	450,535	167,567	2,856,486	425,265
Craig J. Chapman	—	—	757,593	167,567	6,648,468	425,265
David C. Schneider	—	—	—	31,780	—	56,886

(1)	The value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price.

(2)	Amounts are calculated using as the stock price the closing price of the Common Stock on the last trading day of the year, December 30, 2005, which was $43.50. There is no guarantee that, if and when these options are exercised, they will have this value.

Long-Term Incentive Plan Awards in 2005

       In 2005, the Company made two types of long-term incentive plan awards to the Named Executive Officers consisting of performance share awards and performance restricted stock awards. This table shows all performance share awards and performance restricted stock awards made by the Company to the Named Executive Officers in 2005.

		Performance
	Number of	or Other
	Shares, Units	Period Until	Contingent Future Payouts
	or Other	Maturation or
Name	Rights(#)	Payout	Threshold(#)	Target(#)	Maximum(#)

Kerry K. Killinger
- Performance Share Awards	97,000	2005-2007	24,250	97,000	242,500
- Performance Restricted Stock	150,000	2005-2009	90,000	150,000	150,000
Stephen J. Rotella
- Performance Share Awards	49,300	2005-2007	12,325	49,300	123,250
- Performance Restricted Stock	100,000	2005-2009	60,000	100,000	100,000
Thomas W. Casey
- Performance Share Awards	32,900	2005-2007	8,225	32,900	82,250
- Performance Restricted Stock	75,000	2005-2009	45,000	75,000	75,000
Craig J. Chapman(1)
- Performance Share Awards	32,900	2005-2007	8,225	32,900	82,250
- Performance Restricted Stock	75,000	2005-2009	45,000	75,000	75,000
David C. Schneider
- Performance Share Awards	—	—	—	—	—
- Performance Restricted Stock	23,976	2005-2009	14,386	23,976	23,976

(1)	All of Mr. Chapman’s performance share awards and performance restricted stock awarded in 2005 and described in this table were forfeited when Mr. Chapman’s employment terminated on February 1, 2006.

Performance Share Awards
       Performance share awards are contingent performance awards paid out at the Company’s discretion in cash or shares of Washington Mutual Common Stock at the end of a three-year period only if the Company achieves specified performance goals. For the most recently established performance period which ends on December 31, 2007, the performance share program will measure three-year:

-	total shareholder return versus peers,

-	return on equity versus peers and

-	earnings per share growth versus peers.
      Each metric is equally weighted. The peer group consists of financial services companies that comprise the S&P Financial Index. This is the same group that the Company uses for its total shareholder return Performance Graph on page 39 of this Proxy Statement. The awards, which may be paid in cash or Common Stock at the end of the three-year cycle, will range from zero to 250% of the contingent award. The target payout is at the 60th percentile of the peer group companies, and is payable at 100% of the contingent award. The threshold payout is at the 30th percentile of the peer group companies, and payable at 25% of the contingent award. There is no payout for performance below the 30th percentile of peer group companies. If the performance share awards are paid in Common Stock, they will earn dividend equivalents, that will be accrued in the form of additional performance shares paid in Common Stock when and to the extent the related performance shares are paid.

Performance Restricted Stock
       Performance restricted stock awards are shares of performance-based Company restricted stock. The Company issued shares of performance restricted stock to Messrs. Killinger, Rotella, Casey and Chapman on January 28, 2005 and to Mr. Schneider on August 15, 2005. As restricted stock, the performance restricted stock may not be sold or transferred unless and until it vests, at which time all restrictions will lapse for the number of shares that vest. The shares are aligned with the Company’s five-year strategic plan and they vest at the end of 2009 depending on the Company’s achievement of certain return on tangible common equity (“ROTCE”) targets for the performance period. In September 2005, the original awards of January 2005 were reformed in light of the Company’s acquisition of Providian Financial Corporation to change the beginning of the performance period from January 1, 2005 to July 1, 2005, and to use a variation of return on equity to determine vesting. The maximum number of shares that will vest is 100% of the target number of shares (plus shares accrued as regularly declared dividends) and the threshold number of shares that will vest is 60% of the target shares, in both cases depending on the Company’s achieved ROTCE for the performance period. If the Company does not achieve the ROTCE target that results in a 60% payout, then none of the shares will vest. Regularly declared Company dividends are accrued on the shares of performance restricted stock in the form of additional shares of performance restricted stock. As of December 31, 2005, the Named Executive Officers accrued the following number of shares of additional performance restricted stock on their target number of shares as regularly declared Company dividends: Mr. Killinger: 6,941 shares; Mr. Rotella: 4,628 shares; Mr. Casey: 3,471 shares; Mr. Chapman: 3,471 shares and Mr. Schneider: 287 shares.

PENSION PLANS AND OTHER PLANS AND AGREEMENTS
Cash Balance Pension Plan and Supplemental Employees’ Retirement Plan

       Pursuant to the terms of the WaMu Pension Plan (the “Pension Plan”), participants receive benefit credit accruals as a percentage of eligible compensation and interest accruals on current and prior benefit accruals. The current benefit accrual rate is based on years of service as follows:

-	for benefit service less than five years, the benefit credit is 4.0%;

-	for benefit service from five to less than ten years, the benefit credit is 5.0%;

-	for benefit service from ten to less than fifteen years, the benefit credit is 6.0%;

-	for benefit service from fifteen to less than twenty years, the benefit credit is 7.0%; and

-	for twenty years or more of benefit service, the benefit credit is 8.0%.
      Eligible compensation includes base salary, incentive payments, bonuses and overtime. The Pension Plan credits interest on all cash balance benefit accruals at the annual rate quoted at the beginning of each year for the average annual yield on U.S. government securities of a constant maturity of 30 years for all business days for the prior November. The Pension Plan credits benefit accruals each pay period and interest on a daily basis. The interest credit rate for 2005 was 4.89%.
      In general, all employees become eligible to participate in the Pension Plan beginning with the quarter following completion of one year of service with Washington Mutual during which they work a minimum of 1,000 hours. An employee’s balance in the Pension Plan becomes vested at a graduated rate after two years of service, with full vesting after five years of active service. The Pension Plan cash balance benefit for eligible employees of the Company who commence employment after December 31, 2005 vests after five-years of service with no graduated vesting. There are no employee contributions to the Pension Plan.
      Upon termination, participants may elect to receive a lump-sum distribution of their vested balances or an annuitized payment from the Pension Plan’s trust fund. The Pension Plan complies with the Employee Retirement Income Security Act of 1974, as amended (ERISA).
      The following is an estimate of annual benefits payable upon retirement at normal retirement age to each of the Named Executive Officers in accordance with the Pension Plan, assuming each individual elected to receive an annuitized payment from the Pension Plan. For estimate purposes only, these projections are based on an interest crediting rate of 6.0%. The projections are not subject to any deduction for Social Security or other offset amounts.

Estimated Annual
Benefits at 65 Years
Name	of Age

Kerry K. Killinger	$59,503
Stephen J. Rotella(1)	18,735
Thomas W. Casey	58,593
Craig J. Chapman(2)	13,157
David C. Schneider(3)	63,468

(1)	Mr. Rotella became an employee of the Company in January 2005. This projection assumes that Mr. Rotella will enter the Pension Plan on his April 1, 2006 eligibility date.

(2)	Mr. Chapman’s employment with the Company terminated on February 1, 2006.

(3)	Mr. Schneider became an employee of the Company in July 2005. This projection assumes that Mr. Schneider will enter the Pension Plan on his October 1, 2006 eligibility date.
      Because the Internal Revenue Code of 1986, as amended (the “Code”) imposes restrictions on the amount of compensation that may be considered as eligible compensation pursuant to the Pension Plan, the Company also provides certain highly compensated employees, including the Named Executive Officers, with a Supplemental Employees’ Retirement Plan (the “SERP”). The SERP is designed to provide participants with a benefit credit equal to the benefit credit they would have received under the Pension Plan (between 4% and 8%, depending on their years of service) had their eligible compensation under the Pension Plan not been limited by applicable restrictions contained in the Code. In addition, the balance in each participant’s account vests over a five-year period and is credited with earnings at an annual rate equal to the rate for 30-year constant maturities treasuries. Upon a participant’s termination of service to the Company, benefits are paid in a lump sum, except that any participant with an account balance in excess of $100,000 may elect to receive annual installment payments over a period of up to ten years.
      The Named Executive Officers would have been eligible to receive the following lump sum payments pursuant to the Pension Plan and the SERP had their service to the Company terminated on December 31, 2005, and had they elected to receive their aggregate balances in the form of a lump sum payment: Mr. Killinger: $2,770,046; Mr. Rotella: $0; Mr. Casey: $31,030; Mr. Chapman: $250,507 and Mr. Schneider: $0. These lump sum payments would be in lieu of any annual installment payments pursuant to the Pension Plan and the SERP.
Executive Target Retirement Income Plan

       In 2004 the Company established the Executive Target Retirement Income Plan (the “ETRIP”) to provide retirement benefits to the Company’s executive officers, including the Named Executive Officers. For Company executive officers, the ETRIP replaced the Company’s Supplemental Executive Retirement Accumulation Plan (the “SERAP”), discussed below. The ETRIP is designed to provide a market competitive retirement benefit for participants. The ETRIP provides supplemental retirement benefits that, as a lump sum, are equal to 6.5 times a participant’s average base salary and bonus (during his or her last five years) reduced proportionally for executive service of less than twenty-five years. This benefit is offset by vested balances in the SERP, SERAP, Pension Plan, and the Company contributions to the WaMu Savings Plan. Benefits vest ratably over five years, counting only executive service on or after January 1, 2004. Upon a change-in-control of the Company, each participant receives an additional two or three years of service credit, depending on the participant’s existing change-in-control agreement with the Company. In addition, a successor company’s ability to amend the ETRIP after a change-in-control is strictly prohibited, except to provide for additional offsets for any retirement plans adopted after a change-in-control. Upon termination of employment, each participant receives a lump sum payment equal to his or her balance, except that any participant with a balance in excess of $500,000 may make an election to receive annual installments over a period of up to twenty years. The Named Executive Officers would have been eligible to receive the following lump sum payments pursuant to the ETRIP had their service to the Company terminated on January 1, 2006, and had they elected to receive their balances in the form of a lump sum payment: Mr. Killinger: $2,132,705; Mr. Rotella: $0; Mr. Casey: $392,088; Mr. Chapman: $502,552 and Mr. Schneider: $0. These lump sum payments would be in lieu of any annual installment payments pursuant to the ETRIP.
Supplemental Executive Retirement Accumulation Plan

       The Company provides certain highly compensated employees, not including the Named Executive Officers or other executive officers of the Company, with the SERAP. Prior to 2004, Company executive officers, including the Named Executive Officers, were eligible to participate in the SERAP. Currently, the Named Executive Officers maintain their existing SERAP account balances, which continue to receive interest credits, but not further benefit accruals. Pursuant to the SERAP, participants receive benefit credits of 1% for each year of Company executive service, with a minimum of 3% and a maximum of 12%. Participants also receive an interest credit based on the rate that would have been paid on unsecured junior debt of the Company (if any) with a ten-year maturity. If the Company did not issue any unsecured junior debt for the year, then the comparable rate for peer institutions is used. Upon termination of a participant’s service to the Company, the participant will receive a lump sum payment equal to his or her account balance, except that any participant with an account balance in excess of $100,000 may elect to receive annual installment payments over a period of up to ten years. The Named Executive Officers would have been eligible to receive the following lump sum payments pursuant to the SERAP had their service to the Company terminated on December 31, 2005, and had they elected to receive their balances in the form of a lump sum payment: Mr. Killinger: $2,546,824; Mr. Rotella: $0; Mr. Casey: $0; Mr. Chapman: $0 and Mr. Schneider: $0. These lump sum payments would be in lieu of any annual installment payments pursuant to the SERAP.
Deferred Compensation Plan

       The Company offers certain highly compensated employees, including the Named Executive Officers and Company directors, a Deferred Compensation Plan (the “DCP”). The DCP allows eligible employees and directors to defer some or all of their Company compensation until a selected date or event. Eligible employees may elect to defer regular pay, bonuses, gains on exercise of nonqualified stock options, compensation related to the lapse of restrictions on restricted stock, and issuance of Common Stock in satisfaction of performance share awards. Company directors may defer their fees and retainers payable for their service on the Board and Board committees. DCP account balances are credited with earnings based on a participant’s selection of one or more of the following methods: (1) interest method (credits interest at a rate equal to the rate at which junior unsecured debt would be issued); (2) phantom stock method (tracks Washington Mutual Common Stock); (3) a Standard & Poor’s 500 index mutual fund return; (4) a Morgan Stanley Capital International (“MSCI”) U.S. Small Cap 1750 index mutual fund return; or (5) an MSCI Europe and Pacific Region index mutual fund return. At the time of deferral, each participant elects the payment commencement date, the earnings accrual method, and the form of payment. Available forms of payment are either lump sum or, if the participant’s balance exceeds $100,000, installment payments for a period of up to ten years. The Company does not match any amounts deferred pursuant to the DCP.
      As of December 31, 2005, the Named Executive Officers had accumulated balances in the Deferred Compensation Plan as follows: Mr. Killinger: $20,846,494; Mr. Rotella: $5,391,974; Mr. Casey: $1,496,622; Mr. Chapman: $4,756,537 and Mr. Schneider: $0. These balances reflect deferral of compensation previously earned by each Named Executive Officer, plus earnings accrued pursuant to the crediting method selected by the participant. In accordance with applicable SEC rules, compensation deferred into the DCP was reported by the Company as compensation to the Named Executive Officer for the year earned.
Incentive Target Replacement Options

       The Company offers an Incentive Target Replacement Options (“ITRO”) program to certain highly compensated employees. The ITRO program allows participants to convert a portion of their annual target bonus opportunity into a grant of fair market value non-qualified stock options. Pursuant to the program, participants may exchange either 10%, 20% or 33% of their target annual bonus opportunity for ITRO options and their target bonus opportunity for the year will be reduced by the same amount. Once the election is made, it is irrevocable. To partially compensate for the additional risk of stock options, the 2006 exchange rate for exchanging annual bonus for ITRO options is set at 1.5 to 1. This means the recipient receives $1.50 of economic value in stock options for each $1.00 of bonus opportunity exchanged. The economic value is determined using a modified Black-Scholes option pricing methodology. The ITRO options vest 100% on the first anniversary of the date of grant and may be exercised over a ten-year period from the date of grant. None of the Named Executive Officers elected to participate in the ITRO program in 2005 or 2006.
Stock Option Expensing and Prohibition Against Re-Pricings

       Effective January 1, 2003, and in accordance with the transitional guidance of the Financial Accounting Standards Board, Washington Mutual elected to prospectively apply the fair value method of accounting for stock-based awards granted after December 31, 2002.
      The Company did not reduce the exercise price of any outstanding stock options during 2005. The Washington Mutual 2003 Equity Incentive Plan expressly prohibits such stock option re-pricings under any circumstances.
Employment, Termination and Change in Control Agreements

Agreements with Named Executive Officers
       Washington Mutual has entered into a separate employment agreement with each of the Named Executive Officers for a term that continues until either the Board of Directors in its sole discretion or the Named Executive Officer in his sole discretion terminates the respective agreement in accordance with its terms. Each agreement provides the following:

-	The annual compensation of the Named Executive Officer is determined by the Board of Directors’ Human Resources Committee.

-	Upon termination for any reason upon or within three years after a Change in Control, or upon resignation for Good Cause upon or within three years after a Change in Control (as Change in Control and Good

Cause are defined in the individual agreements), the Named Executive Officer will be paid the following (the “Severance Payments”):

•	An amount equal to three times his total Annual Compensation, which is determined to include the greater of:

-	salary and target bonus for the calendar year in which the termination occurs (if established before the termination) or

-	an amount equal to his salary and actual bonus for the prior calendar year (annualized if the Named Executive Officer was not employed by the Company for the entire calendar year).

-	In either case, Annual Compensation excludes the value of grants of stock options and restricted stock, perquisites and other similar non-plan benefits, and includes all other items of compensation, including contributions made or anticipated to have been made on the Named Executive Officer’s behalf pursuant to the Company’s benefit plans for the calendar year in which termination occurs.

•	All the Named Executive Officer’s outstanding, unvested options will immediately vest and become exercisable.

•	Subject to prior approval of the Human Resources Committee, restrictions on all or certain grants of the Named Executive Officer’s restricted stock will immediately lapse.

•	If any of the Severance Payments constitute a “parachute payment” under Section 280G of the Code, the Company will pay an additional amount (the “Gross-Up Payment”) to the Named Executive Officer within a specified period of time.

-	The Gross-Up Payment would be equal to the amount necessary to cause the net amount retained by the Named Executive Officer, after subtracting the parachute excise tax imposed by Section 4999 of the Code (the “Excise Tax”) and any federal, state and local income taxes, FICA tax and Excise Tax on the Gross-Up Payment, to be equal to the net amount the Named Executive Officer would have retained had no Excise Tax been imposed and no Gross-Up Payment been paid.
      In addition, the respective agreements for Mr. Killinger and Mr. Rotella contain all of the above provisions and further provide as follows:

-	Mr. Killinger will at all times retain the title of either Chief Executive Officer or President, unless he agrees otherwise, and he will be entitled to the Severance Payments if he is terminated by the Company other than for Cause (as defined in the agreement), whether or not a Change in Control has occurred.

-	Mr. Rotella was given the title of President and Chief Operating Officer. He will retain the title of either President or Chief Operating Officer at all times, unless he agrees otherwise. Mr. Rotella’s starting annual base salary was $900,000 and his Leadership Bonus Plan annualized bonus target for 2005 was $2,500,000. In addition, the Company paid Mr. Rotella a one-time signing bonus of $2,600,000.

-	Mr. Rotella received 220,000 shares of restricted stock, 40% of which vested on July 31, 2005, another 35% of which vested on January 31, 2006, and 25% of which vests on January 31, 2010.

-	Mr. Rotella will be also entitled to the Severance Payments if he is terminated by the Company other than for Cause, whether or not a Change in Control has occurred. Upon such termination, however, Mr. Rotella’s payment will equal two times his Annual Compensation, rather than three. In addition, to obtain the benefits described above, Mr. Rotella will be required to execute the Company’s form Separation Agreement, which, among other things, contains non-competition and non-solicitation provisions.
      Pursuant to his 1982 employment agreement with a predecessor company, Mr. Killinger entered into a deferred bonus arrangement continued by the Company pursuant to which certain deferred bonus amounts and accrued interest thereon are payable to Mr. Killinger upon death, resignation or retirement. As of December 31, 2005, the accrued benefits under such arrangement totaled $285,661.

      In December 2004 Washington Mutual entered into an Executive Management Agreement with Craig J. Chapman, the Company’s former President, Commercial Group, whose employment with the Company terminated on February 1, 2006. Pursuant to the agreement and upon Mr. Chapman’s employment termination:

•	The Company paid Mr. Chapman a lump sum payment in the amount of $2,300,000.

•	All of Mr. Chapman’s unvested stock options that were granted prior to January 1, 2005 vested as of January 31, 2006. All of his vested options will remain exercisable until the earlier of January 31, 2007 or the expiration of the option’s ten-year term.

•	All sale and transfer restrictions on Mr. Chapman’s shares of Company restricted stock granted prior to January 1, 2005 lapsed.

•	All restrictions on performance shares awarded to Mr. Chapman prior to January 1, 2005 will continue to lapse according to the applicable schedule for payment established at the time the awards were made.
      Washington Mutual delivered an employment offer letter to David C. Schneider on June 29, 2005. Pursuant to the terms of the letter:

-	Mr. Schneider became an at-will employee of the Company on July 18, 2005 and was given the title of Executive Vice President and President, Home Loans. Mr. Schneider’s starting annual base salary was $600,000 and his Leadership Bonus Plan annualized bonus target was established at 150% of his base salary (and pro-rated for 2005 according to his start date). In addition, the Company paid Mr. Schneider a one-time signing bonus of $500,000 and a one-time relocation bonus of $500,000.

-	Mr. Schneider received the following awards pursuant to the Company’s 2003 Equity Incentive Plan:

•	An option to purchase 31,780 shares of Company Common Stock with an exercise price of $41.71 per share. The option vests in three equal annual installments, beginning on the first anniversary of the grant date, subject to Mr. Schneider’s continued employment by the Company. The option has an exercise price equal to the market closing price of one share of the Company’s Common Stock on the day before the grant date.

•	8,991 shares of Company restricted stock with sale and transfer restrictions that will lapse in three equal annual installments starting on the first anniversary of the date of issuance.

•	23,976 shares of Company performance restricted stock with sale and transfer restrictions that will lapse on December 31, 2009, provided that the Company satisfies applicable performance criteria.
Certain Provisions Contained in Company Compensation Plans
      2003 Equity Incentive Plan
       The Human Resources Committee of the Company’s Board of Directors administers this plan. Subject to the terms of the plan, the HR Committee determines the types of awards to be made under the plan, establishes the terms and conditions for each award, and approves the forms of agreements to be used. Unless otherwise specified in an employment agreement or by the HR Committee in establishing an award, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which the Company’s shareholders receive cash, stock or other property in exchange for their stock: (i) all options will vest, unless the Company elects to convert the options into options to purchase stock of the acquiring company; and (ii) the restrictions and forfeiture provisions on all outstanding shares of Company restricted stock will lapse to the same extent that vesting of outstanding options accelerates.
      Equity Incentive Plan
       The Human Resources Committee administers this plan, pursuant to which the Company has previously granted awards of restricted stock. Subject to the terms of the plan, the Human Resources Committee determined the number of shares to be granted under the plan, established the terms and conditions for each award, and approved the forms of agreements to be used. Unless otherwise specified in an employment agreement or by the Human Resources Committee in establishing an award, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which the Company’s shareholders receive cash, stock or other property in exchange for their stock, all awards will vest, except that an award of restricted stock based on length of service with the Company will not vest if the award is converted into restricted stock of the acquiring company. In the event of termination of an individual’s employment before age 60 for any reason (including death or disability), all of his or her unvested restricted stock or stock units will be forfeited without compensation, unless otherwise specified in the award agreement or determined by the Human Resources Committee.
      Leadership Bonus Program
       Unless otherwise specified by the Human Resources Committee, employees who voluntarily separate from the Company prior to the end of the plan year, or who involuntarily separate from the Company for performance reasons prior to the end of the plan year, are not eligible for a bonus payout. Employees who voluntarily separate after the end of the plan year remain eligible for a bonus payout for the completed plan year. Employees who separate prior to the end of the plan year due to a reduction in work force, or due to death, permanent disability or approved retirement, are generally eligible for a bonus payout based on earned salary through the date of separation or termination of active employment.
      1994 Stock Option Plan
       The Human Resources Committee administers this plan, pursuant to which the Company has previously granted stock options. Subject to the terms of the plan, the Human Resources Committee determined the types of awards to be made under the plan, established the terms and conditions for each award, and approved the forms of agreements to be used. Unless otherwise specified in an employment agreement or by the Human Resources Committee in establishing an award, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which the Company’s shareholders receive cash, stock or other property in exchange for their stock, all options will vest, unless the Company elects to convert the options into options to purchase stock of the acquiring company. Unless otherwise specified in the award agreement or determined by the Human Resources Committee, the individual will have the following periods to exercise his or her vested options in the event of termination of service to the Company for any reason (other than in connection with a change in control): (i) ninety days after termination for reasons other than approved retirement; (ii) five years after termination by reason of approved retirement after age 55 with ten years’ service as an employee; and (iii) five years after termination by reason of approved retirement after age 55 with five years’ service as a director. If the termination is by reason of an approved retirement after age 65 (or age 72 for directors), then all of the individual’s unvested options shall become vested for the applicable period set forth above.
      Performance Share Award Program
       Unless otherwise specified by the Human Resources Committee, if a participant in the Performance Shares Award Program voluntarily terminates his or her employment with the Company during a performance period, the entire performance share award for that period is forfeited. If employment ends due to an approved retirement, the participant continues to participate in all in-progress performance cycles and receives the award at the end of each cycle based on full-cycle performance. If a participant moves to a non-eligible position during an in-progress performance cycle the award will be calculated based on full-cycle performance and the final payment prorated to the job change date. Upon the occurrence of a change in control of the Company, the participant will receive a pro rata award payment as soon as reasonably possible following the date of the change in control based on performance measured as close as practical to the date of the change in control.

Equity Compensation Plans Information

       The following table sets forth information regarding the Common Stock that may be issued upon the exercise of options, warrants and other rights granted to employees, directors or consultants under all of the Company’s existing equity compensation plans, as of December 31, 2005.

	(a)		(b)		(c)

	Number of				Number of securities
	securities to be		Weighted-average		remaining available
	issued upon		exercise price of		for issuance under
	exercise of		outstanding		equity compensation
	outstanding		options, warrants		plans (excluding
	options, warrants		and rights		securities reflected
Plan Category	and rights		(in dollars)		in column (a))

Equity compensation plans approved by security holders	36,862,106		$35.86		26,918,887	(2)(3)(4)
Equity compensation plans not approved by security holders	4,869,410	(1)	36.59	(1)	4,142,476	(5)

Total	41,731,516		35.94		31,061,363

(1)	Represents WAMU Shares Stock Option Plan grants approved by the Company’s Board of Directors. Does not include stock options that were assumed in connection with the Company’s acquisition of certain companies. The assumed options are for the purchase of 8,217,386 shares of Common Stock and have a weighted-average exercise price of $51.98 per share. In the event that any assumed option is not exercised, no further option to purchase shares of Common Stock will be issued in place of such unexercised option.

(2)	Includes 2,333,097 shares of Common Stock remaining available for purchase under the Company’s Amended and Restated 2002 Employee Stock Purchase Plan and 22,948,093 shares of Common Stock remaining available for issuance under the 2003 Equity Incentive Plan (“2003 EIP”).

(3)	The 2003 EIP provides that each of the Company’s nonemployee directors may receive stock grants or awards at the recommendation of the Governance Committee.

(4)	Under the Company’s 2003 EIP, the Company may grant restricted stock or stock units, including performance shares.

(5)	Includes shares cancelled and available for issuance under the WAMU Shares Stock Option Plans.
Non-Shareholder Approved Plans
      WAMU Shares Stock Option Plans
       From time to time, the Board of Directors approves grants of nonqualified stock options to certain groups of employees. The grants have been made pursuant to a series of plans, collectively known as “WAMU Shares.” In 1997, the Board of Directors approved a plan under which eligible employees were granted nonqualified options to purchase the Company’s Common Stock. On December 15, 1998, the Board adopted a new plan to grant additional nonqualified stock options to eligible employees (“1999 WAMU Shares”). On February 13, 2001, the Board adopted a third plan and granted nonqualified options to eligible employees (“2001 WAMU Shares”). On September 17, 2002, the Board amended the 2001 WAMU Shares Plan to provide for an additional grant of nonqualified options to eligible employees effective September 3, 2002. The aggregate number of shares authorized by the Board of Directors for grants under the WAMU Shares Plans was 14,511,900. On October 16, 2002, the Board amended the 1999 WAMU Shares and the 2001 WAMU Shares plans to allow grants to a broader group of employees, including management, so that some of the authorized but unissued options could be granted to eligible employees as part of the annual grant in December 2002. Generally, eligible full-time and part-time employees on the award dates were granted options to purchase shares of Washington Mutual Common Stock. The exercise price for all grants is the fair market value of Washington Mutual’s Common Stock on designated dates, and all options vest one to three years after the award date and expire five to ten years from the award date.

RELATED TRANSACTIONS AND OTHER MATTERS
Transactions With Directors

       In 2005, the Company paid $208,561 to Pugh Capital Management, Inc. for investment advisory services. Mary E. Pugh, a director of the Company, is the founder and President of Pugh Capital Management, Inc., a Seattle-based fixed income money management company. The Human Resources Committee, on behalf of the Board, reviews the performance of her firm, with respect to the provided services. The Company expects to continue this relationship on substantially similar terms in 2006.
Indebtedness of Management

       No Company executive officer or director was indebted to the Company or its subsidiaries in an amount greater than $60,000 at any time since the beginning of 2005, except as set forth below. In each exception below, Washington Mutual or one of its subsidiaries is the lender for a residential loan secured by a deed of trust or mortgage on the respective residence of the executive officer (or immediate relative) or director.

Largest
	Amount of		Indebtedness	Current
	Indebtedness	Nature of	Outstanding at	Interest
Name and Position	During 2005	Indebtedness	January 31, 2006	Rate (%)

Willis B. Wood, Jr	$545,236.19	Residential (1)	$0	n/a
Director

(1)	Mr. Wood satisfied this loan in full in August 2005. Interest on the loan was payable at monthly adjustable rates equal to Washington Mutual Bank’s (“WMB”) cost of funds plus 0.25%. The rate was approximately 1.065% below similar loans to the public during 2005. The loan was made by Great Western Financial Corporation (“GWFC”) under a GWFC home loan program (the “GW Program”), to Mr. Wood, who was a director of GWFC. Under the GW Home Loan Program, employees, officers and directors of GWFC and its affiliates were able to obtain loans in amounts up to 90% of the appraised value of their primary and secondary residences. Washington Mutual had no control over GWFC when the loan was made prior to the merger of GWFC into a subsidiary of the Company on July 1, 1997 (the “GW Merger”). Executive officers and directors who had loans outstanding under the GW Program at the time of the GW Merger were entitled to continue their participation because all participants were protected against adverse amendments to the terms of existing loans or suspensions of the GW Program following a change in control. Washington Mutual has not made any loans under the GW Program since the GW Merger. Washington Mutual currently does not make any loans to directors, except for credit cards which are available on the same terms as are generally available to the public.
      Fay L. Chapman and Benson Porter, executive officers of the Company, also had Washington Mutual home loans outstanding in 2005. In addition, a member of Mr. Porter’s immediate family and several members of the immediate family of John Woods, the Company’s Controller, had Washington Mutual home loans outstanding in 2005. Each of these loans (i) were made in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Washington Mutual customers, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. Ms. Chapman and Mr. Porter obtained their loans prior to becoming executive officers of the Company.
Legal Proceedings Involving Directors and Executive Officers

       On November 29, 2005, a derivative shareholder lawsuit was filed in Washington State Superior Court purportedly asserting claims for the benefit of the Company. The case was removed to federal court, where it is now pending. Lee Family Investments, by and through its Trustee W.B. Lee, Derivatively and on behalf of Nominal Defendant Washington Mutual, Inc. v. Killinger et al., No. CV05-2121C (W.D. Wa., Filed Nov. 29, 2005) (the “Derivative Action”). The defendants in the Derivative Action include Messrs. Killinger and Casey, and Messrs. Frank, Matthews, Murphy, Reed, Stever and Wood, and Mss. Farrell, Pugh and Osmer McQuade, those of the Company’s current directors who were directors at any time from April 15, 2003, through June 2004. The allegations in the Derivative Action mirror those in the case currently pending against the Company and a number of its officers in the U.S. District Court for the Western

Division of Washington. South Ferry L.P. #2 v. Killinger et al., No. CV04-1599C (W.D. Wa., Filed Jul. 19, 2004) (the “Securities Action”). The Securities Action alleges violations of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 10b-5 thereunder and Section 20(a) of the Exchange Act by the defendants in various public statements in which the defendants purportedly made misrepresentations and failed to disclose material facts concerning, among other things, alleged internal systems problems and hedging issues. The Derivative Action further seeks relief based on claims that the independent director defendants failed to respond to and failed to respond in light of the misrepresentations alleged in the Securities Action and that the filing of that action has caused the Company to expend sums to defend itself and the individual defendants and to conduct internal investigations related to the underlying claims. By stipulation of the parties, the court has ordered the Derivative Action stayed pending the outcome of the Securities Action. Any party may lift the stay on 30 days’ notice to the others, and the court could choose to do so at any time as well. Pursuant to and as required by the provisions of the Company’s current Articles of Incorporation and Bylaws, the Company has indemnified and is providing a defense for the defendants in the Derivative Action.

REPORT OF THE HUMAN RESOURCES COMMITTEE
ON EXECUTIVE COMPENSATION
Overview

       As part of its duties, the Human Resources Committee of the Board of Directors develops and administers Washington Mutual’s compensation programs and annual and long-term incentive compensation plans for executive and senior officers. As part of the Human Resources Committee’s long-term incentive compensation strategy, it establishes specific grants of stock options and awards of restricted stock and performance shares for executive and senior officers.
      The compensation program for Washington Mutual’s executive and senior officers for 2005 consisted of a combination of the following components:

-	base salary;

-	cash bonus awards primarily under the Company’s Leadership Bonus Program;

-	grants of stock options and awards of restricted stock and performance shares under the Company’s 2003 Equity Incentive Plan;

-	benefits under the Company’s Executive Target Retirement Income Plan and Supplemental Employees’ Retirement Plan;

-	participation in retirement and other benefit programs generally available to employees; and

-	certain additional perquisites that vary with the level of responsibility.
      The Human Resources Committee also established the 2005 compensation program for the Company’s Chief Executive Officer, including annual and long-term incentive compensation awards.
      The Human Resources Committee is comprised of independent directors, none of whom is or has been an employee of Washington Mutual. The Human Resources Committee utilized an outside compensation consultant to assist it in its deliberations.
Compensation Policy

       In determining the compensation for a particular executive or senior officer, the Human Resources Committee was guided by the following objectives:

-	Attracting and retaining highly qualified officers by maintaining competitive compensation packages for officers;

-	Motivating those officers to achieve and maintain superior performance levels;

-	Maintaining compensation packages that are equitable relative to efforts, skills and responsibilities of the officer when compared to other positions in Washington Mutual; and

-	Making a significant portion of each officer’s total compensation package at risk and dependent on Company performance and creation of long-term shareholder value.
      The Human Resources Committee believes that total compensation for executive and senior officers should be sufficiently competitive with compensation paid by financial institutions of similar size, with lines of business, geographic dispersion and marketplace position similar to Washington Mutual, so that the Company can attract and retain qualified officers who will contribute to Washington Mutual’s long-term success. The outside compensation consultant provided relevant information and market survey data for use by the Human Resources Committee in its deliberations.
      Compensation payments in excess of $1 million to the Company’s five most highly compensated executive officers may be subject to a limitation on deductibility under Section 162(m) of the Code. Certain performance-based compensation is not subject to the limitation on deductibility. It is intended that compensation in excess of $1 million paid to the Company’s Named Executive Officers be performance based and deductible under Section 162(m) of the Code. From time to time, certain elements of executive compensation may be paid that are not deductible under Section 162(m) when aggregated with other non-performance based compensation. Stock option grants under the 2003 Equity Incentive Plan, cash bonuses granted under the Leadership Bonus Plan, and performance share awards are intended when granted or awarded to qualify for the performance based exception to the $1 million limitation on deductibility of compensation payments. The Human Resources Committee nevertheless retains the discretion to provide nondeductible compensation to reward performance as it determines appropriate.
      To assist the Committee in establishing compensation, long-term incentives, and other benefits, the Human Resources Committee receives and reviews reports that summarize each executive and senior officer’s total compensation. The reports are provided at each regular meeting of the committee. Having reviewed the total compensation of the executives and senior officers, the Committee believes that the total compensation is fair and appropriate.
Salaries

       In its January, 2005 meeting, the Human Resources Committee set 2005 base salary levels for the executive officers. The approved 2005 base salary levels for the executive officers were based primarily on the market data provided by the outside compensation consultant and the performance of each executive officer during the previous year. The base salary and target bonus components are generally intended to be at the median of the applicable market base salary and bonus. The Human Resources Committee determined the closest comparable position in the market data and then adjusted the recommended target based on specific job responsibilities within the Company and the individual performance review. The market data included a portion of the companies included in the Performance Graph included on page 39 of this Proxy Statement, as well as certain other financial services companies.
      The Human Resources Committee evaluated the individual performance of the executive officers (other than the Chief Executive Officer whose salary was determined as set forth on page 37) based on performance reviews conducted by the Chief Executive Officer. In evaluating each executive officer, the Human Resources Committee qualitatively reviewed the scope of responsibilities of the position held by the officer and the officer’s experience and performance on the job, which is based on an assessment of the officer’s management skills, judgment, application of knowledge and information, and support of corporate values and priorities.
      The 2006 salaries set by the Human Resources Committee for the Named Executive Officers (other than Mr. Chapman who is no longer an employee of the Company) are as follows: Mr. Killinger: $1,000,000, Mr. Rotella: $900,000, Mr. Casey: $620,000 and Mr. Schneider: $620,000.
Annual Cash Bonus Awards

       In determining target bonuses for executive officers, the Human Resources Committee first considers market survey data provided by the outside consultant. The target bonus and base salary together are generally intended to be at the median of market salary and bonus level for each position. Where no equivalent market data are available, the target bonus opportunity is set by considering the significance of the position to the Company.
      Pursuant to the bonus plan, executive officers receive a percentage of their target bonuses based on the Company’s achievement of established business goals that are believed to be long-term determinants of shareholder value. For 2005, 40% of the target bonus depended on Washington Mutual’s achieving its goal for non-interest expense, 35% on achievement of earnings per share goals, 15% on achievement of customer service goals, and 10% on achievement of regulatory compliance goals. To measure the achievement of customer service goals, the Committee uses a customer satisfaction rating system designed by an outside consultant that measures performance against best-in-class benchmarks. To measure the achievement of compliance goals, the Committee uses a three-part index based on the Company’s Compliance Exam (60% weight), the Community Reinvestment Act (CRA) performance (30% weight), and Home Mortgage Disclosure Act (HMDA) data quality (10% weight). No bonuses would have been paid if the established thresholds were not met. Executive officers could have received up to 150% of their target bonus if Washington Mutual exceeded its business targets. For purposes of measuring non-interest expense, the Committee excluded extraordinary expenses related to the acquisition of Providian Financial Corporation. For 2005, the bonus component achievements exceeded the targets resulting in a payout at 118.5% of target for executive officers.
      The 2006 target bonus amounts set by the Human Resources Committee for the Named Executive Officers (other than Mr. Chapman who is no longer an employee of the Company) are as follows: Mr. Killinger: $3,500,000, Mr. Rotella: $2,700,000, Mr. Casey: $1,165,000 and Mr. Schneider: $930,000. The actual bonus amounts paid to one or more of the Named Executive Officers for 2006 may be paid pursuant to the Executive Incentive Compensation Plan if it is approved by the Company shareholders at the Annual Meeting (see page 51 of this Proxy Statement).

Equity

       In an effort to provide executives and senior officers with incentives that are directly linked to the enhancement of long-term shareholder value, the Human Resources Committee uses three primary equity vehicles — stock options, restricted stock, and performance shares. Equity awards are designed to position executives and senior officers in the 75th percentile of market long-term incentive levels when performance targets are met. The Human Resources Committee varies the level, mix, and terms of equity awards based on the Company’s objectives as well as market survey data. In addition, the Company’s executives and senior officers were given an opportunity to choose from among the following mixes of performance shares, restricted stock, and stock options:
Percent of Equity Award in

	Performance Shares	Restricted Stock	Stock Options

Option 1	30%	25%	45%
Option 2	30%	35%	35%
Option 3	30%	45%	25%
      Performance shares are performance-based equity awards for all recipients.
      To encourage executives and senior officers to hold Company stock, the Human Resources Committee has adopted stock ownership guidelines. The target ownership guidelines are as follows:

CEO	10 times base salary
Other Executives and Certain Senior Officers	3 or 4 times base salary depending on position level
      For purposes of the guidelines, stock ownership includes shares held outright, shares held in the Company’s 401(k) Plan, phantom shares in the Company’s Deferred Compensation Plan, and unvested shares of restricted stock. The Committee receives a report at each meeting indicating the stock ownership of each executive and senior officer. As of December 31, 2005, all of the executive and senior officers were in compliance with the applicable ownership guidelines (including applicable grace periods).
Stock Options

       In its January 2006 meeting, the Human Resources Committee granted stock options to the executives and senior officers under the 2003 Equity Incentive Plan. The Human Resources Committee selected the executive officers who received stock options and determined the number of shares subject to each option. The size of the individual option grant was generally intended to reflect the officer’s position within Washington Mutual, his or her performance and contributions to the Company, an evaluation of competitive market data and the officer’s election with respect to the relative proportion of stock options to restricted stock. The Human Resources Committee granted 2006 stock options to the Named Executive Officers (other than Mr. Chapman who is no longer an employee of the Company), in the following amounts: Mr. Killinger: 458,900 shares, Mr. Rotella: 233,300 shares, Mr. Casey: 111,100 shares and Mr. Schneider: 58,300 shares.
      In addition to such grants, and to further encourage and facilitate stock ownership by executives, the Company offered executive officers a program whereby they may exchange a portion of the upcoming year’s target cash bonus award for a grant of stock options. To partially compensate for the additional risk of stock options the Committee, based in part on advice from outside compensation consultants offered, the executives were offered a stock option grant with a binomial value equal to 1.5 times the dollar amount of the foregone bonus opportunity.
Restricted Stock

       In its January 2006 meeting, the Human Resources Committee awarded restricted stock to its executives and senior officers under the 2003 Equity Incentive Plan. Subject to exceptions approved by the Human Resources Committee, generally the restrictions lapse over a three-year period, one third each year after the date of the award. For certain senior officers who may be subject to Code §162(m), the restrictions will only lapse each year if certain performance goals have been met. The number of restricted shares awarded was intended to reflect the officer’s position within Washington Mutual, his or her performance and contributions to the Company, an evaluation of competitive market data and the officer’s election with respect to the relative proportion of restricted stock to stock options. In January 2005, certain executives and senior officers were awarded performance-based restricted stock that vests on December 31, 2009. In September 2005, the original awards of January 2005 were reformed in light of the Company’s acquisition of Providian

Financial Corporation to change the beginning of the performance period from January 1, 2005 to July 1, 2005, and to use a variation of return on equity to determine vesting. The Human Resources Committee issued 2006 restricted stock shares to the Named Executive Officers (other than Mr. Chapman who is no longer an employee of the Company), in the following amounts: Mr. Killinger: 98,300 shares, Mr. Rotella: 50,000 shares, Mr. Casey: 42,900 shares and Mr. Schneider: 12,500 shares.
Performance Shares

       In January 2006, the Committee made performance share awards designed to focus executives on and reward them for attaining specified long-term performance goals aligned with increasing shareholder value. Performance share awards are awards of restricted stock units that are paid out at the end of a three-year period only if the Company achieves specified performance goals. The awards may be paid in cash or stock, at the discretion of the Human Resources Committee. The Human Resources Committee made 2006 performance share awards to the Named Executive Officers (other than Mr. Chapman who is no longer an employee of the Company), in the following amounts: Mr. Killinger: 92,400 shares, Mr. Rotella: 47,000 shares, Mr. Casey: 31,300 shares and Mr. Schneider: 11,700 shares.
      For the 2006-2008 performance cycle, the program will measure three-year total shareholder return versus peers; return on equity versus peers; and EPS growth versus peers, with each measure weighted equally. The peer group consists of financial services companies that comprise the S&P Financial Index. This is the same group that the Company uses for its total shareholder return Performance Graph on page 39 of this Proxy Statement.
Other Benefits and Perquisites

       Executives and senior officers also participate in the Company’s Deferred Compensation Plan, Supplemental Employees’ Retirement Plan, and either the Supplemental Executive Retirement Accumulation Plan or the Executive Target Retirement Income Plan. Summaries of the terms of each of these plans can be found in this Proxy Statement beginning at page 25. In addition, executives and senior managers receive an automobile allowance of $5,000 per year (except that the Chief Executive Officer’s allowance is $10,000 per year), company paid parking in the amount of $3,300 per year and a tax and financial planning allowance in the amount of $10,000 per year.
      Pursuant to a policy established and administered by the Human Resources Committee, the CEO is permitted a limited number of hours of personal use of the Company’s interest in a jet. In addition, the CEO receives a payment designed to compensate him for the taxes related to use of the aircraft.
CEO Compensation

       Compensation for Washington Mutual’s Chief Executive Officer, Mr. Killinger, was determined based on the same general policies and criteria as the compensation for other executive officers. Mr. Killinger’s base salary and target bonus for 2005 were approved by the Human Resources Committee at its January 2005 meeting. In making its determination, the Human Resources Committee reviewed the outside compensation consultant’s market survey data and considered the financial and operating results of Washington Mutual in fiscal 2004 and the Company’s 2005 financial and business plans. Based on the factors set out in “Annual Cash Bonus Awards,” Mr. Killinger’s bonus for 2005 was calculated in the same manner as described above for the other executive officers.
      In evaluating Mr. Killinger’s 2005 performance, the Human Resources Committee used both quantitative and qualitative criteria. They included achievement of the Company’s non-interest expense and earnings per share goals; strong asset quality; improvements in customer service and compliance; and growth in assets. In addition, the Human Resource Committee considered various qualitative measures of Mr. Killinger’s performance, such as his recruitment and development of the executive team and identification and development of executive talent.

      In determining Mr. Killinger’s stock options, restricted stock and performance share grants, the Human Resources Committee reviewed the market survey data and other information provided by the outside consultant. Based on these considerations, as compensation for 2006, Mr. Killinger was awarded an option to purchase 458,900 shares and was awarded 92,400 target performance shares for the 2005-2008 performance cycle as well as 98,300 shares of restricted stock. The Human Resources Committee concluded that the compensation awarded to Mr. Killinger properly reflects his 2005 performance.

HUMAN RESOURCES COMMITTEE

James H. Stever, Chair
Stephen E. Frank
Charles Lillis
Margaret Osmer McQuade
Phillip Matthews
Willis B. Wood, Jr.

PERFORMANCE GRAPH
        The following two graphs compare the cumulative total shareholder return (stock price appreciation plus reinvested dividends) on Washington Mutual Common Stock against the cumulative total shareholder return of the S&P 500 Composite Index and the S&P Financial Index since December 31, 2000 and since Washington Mutual first became a publicly traded company on March 11, 1983, respectively. The graphs assume that $100 was invested on December 31, 2000 and March 11, 1983, respectively in each of the Company’s Common Stock, the S&P 500 Composite Index and the S&P Financial Index and that all dividends were reinvested. Management of Washington Mutual cautions that the stock price performance shown in the graphs below should not be considered indicative of potential future stock price performance.
Comparison of Cumulative Total Return
Among the Common Stock of Washington Mutual,
the S&P 500 Composite Index,
and the S&P Financial Index

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, Washington Mutual’s directors and executive officers and any beneficial owners of more than 10% of any registered class of Washington Mutual equity securities, are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on its review of copies of these reports and on written representations from such reporting persons, Washington Mutual believes that during 2005, all such persons filed all ownership reports and reported all transactions on a timely basis, except as otherwise noted below:

➢	Debora Horvath’s election to have shares of restricted stock withheld to satisfy her tax obligations when the shares vested was reported one day late.

➢	A sale of 1,000 shares by Michael Amato was reported two days late.

➢	A deferral of director fees into the Company’s Deferred Compensation Plan by former director, Douglas Beighle, was reported late due to an administrative error.
ITEM 2. RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS
        Deloitte & Touche LLP currently serves as the Company’s independent auditors and has conducted the audit of the Company’s accounts for 2005. The Sarbanes-Oxley Act of 2002 (“SOX”) requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. In February 2006, the Audit Committee appointed Deloitte & Touche LLP to serve as independent auditors to conduct an audit of the Company’s accounts for 2006.
Ratification of Independent Auditors

       Selection of the Company’s independent auditor is not required to be submitted to a vote of the shareholders of the Company for ratification. However, the Board of Directors is submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. After doing so, it may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if the shareholders ratify the appointment of Deloitte & Touche LLP, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.
      Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders, with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions submitted to the Secretary of Washington Mutual in advance of the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT AUDITORS.
PRINCIPAL ACCOUNTANT’S FEES

       Aggregate fees billed to the Company for professional services performed for the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2005 and 2004 were as follows:

	Year Ended

	2005	2004

Audit Fees	$8,715,000	$7,790,000
Audit-Related Fees	1,359,000	1,657,000
Tax Fees	614,000	1,168,000
All Other Fees	5,000	361,000

Total Fees	$10,693,000	$10,976,000

Audit Fees
       Audit Fees related to the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2004, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those years. Audit fees also included fees for services that generally can only be provided by the Company’s independent auditor. These services included comfort letters, statutory audits, attest services, and consent filings.

Audit-Related Fees
       Audit-Related Fees for each of 2005 and 2004 included fees for:

➢	assistance related to mortgage securitizations and other securities offerings,

➢	assistance in applying financial accounting principles,

➢	internal control related services (including assistance with SOX Section 404 compliance), and

➢	review of certain agreed upon procedures.
      Audit-Related Fees for 2004 also included fees for:

➢	audits of employee benefit plans and trust entities,

➢	successor auditor reviews, and

➢	performance of due diligence procedures related to loans.

Tax Fees
       Tax Fees in each of 2005 and 2004 consisted of tax compliance services including preparation of original and amended tax returns, assistance with Internal Revenue Service exams and appeals, and due diligence assistance with mergers and acquisitions. Tax compliance services in 2004 also included services related to enterprise zone credit determinations. Tax Fees also included tax consulting fees for tax credits and mergers and acquisitions tax advice in 2004. Tax consulting fees were $11,000 in 2004.

All Other Fees
       All Other Fees consisted of fees for an on-line accounting reference tool in 2005 and consulting fees for strategic sourcing of key vendor relationships in 2004.
Audit Committee Pre-Approval Policy

       The Company’s Audit Committee believes that maintaining the independence of the Company from its independent auditors is critical to the integrity of the Company’s financial statements. The Audit Committee has adopted a Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor (the “Pre-Approval Policy”), which requires that services performed for the Company by the independent auditor must be pre-approved by the Audit Committee, or a designated member thereof. The Pre-Approval Policy, among other things, also contains a list of non-audit services that the Company’s independent auditor is prohibited from providing. In determining whether to approve services to be performed by the independent auditor, the Audit Committee considers the independent auditor’s knowledge of the Company and whether another firm can provide similar services to the Company.
      In 2005, 100% of Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee.
      To further the independence of the Company from its independent auditor, the Audit Committee also adopted a policy in February 2003 requiring that fees paid by the Company to its independent auditor that are considered All Other Fees (i.e. fees for services that are not Audit, Audit-Related or Tax-Related) shall be less than the aggregate amount of Audit Fees, Audit-Related Fees and Tax Fees paid to its independent auditor. This policy also strongly discourages the Company’s use of its independent auditor for non-audit services, and is intended to limit the amount of non-audit services performed by the independent auditor. On a quarterly basis, the Audit Committee reviews summaries of previously approved services or categories of services performed by the independent auditor and the fees therefor, a list of non-audit services to be approved by the Audit Committee, and a current projection, presented in a manner consistent with the proxy statement disclosure requirements, of the estimated annual fees to be paid to the independent auditor. The Company was in compliance with this policy in 2005.

REPORT OF THE AUDIT COMMITTEE
        The Company’s Audit Committee is composed of seven directors who have been found by the Board of Directors to be both independent and financially literate as required by the listing standards of the NYSE. In addition, the Board has determined that Mr. Frank is an Audit Committee Financial Expert under the rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors.
      The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to oversee and monitor the integrity of the Company’s financial reporting process, financial statements and systems of internal controls; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence and performance; and the performance of the Company’s internal audit function. The Audit Committee is responsible for the selection, retention, supervision and termination of (1) the general auditor, including reviewing the adequacy of the authority, responsibilities and functions of the Company’s internal audit department, and (2) the independent auditor, including resolving disagreements between management and the independent auditor. The general auditor and the independent auditor report directly to the Audit Committee.
      The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent auditor is responsible for auditing and reporting on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with the independent auditor and the experience of the Audit Committee’s members in business, financial and accounting matters.
      In this context, the Audit Committee hereby reports as follows:
      1.     The Audit Committee has reviewed and discussed the consolidated financial statements with management;
      2.     The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU Section 380), as may be modified or supplemented;
      3.     The Audit Committee has received the written disclosures and the letter from the Company’s independent auditor required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors that firm’s independence; and
      4.     Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

AUDIT COMMITTEE

Stephen E. Frank, Chair
Thomas C. Leppert
Phillip D. Matthews
Michael K. Murphy
William G. Reed, Jr.
Orin C. Smith
Willis B. Wood, Jr.

ITEM 3. APPROVAL OF
THE WASHINGTON MUTUAL, INC.
AMENDED AND RESTATED
2003 EQUITY INCENTIVE PLAN
        On February 21, 2006, the Board of Directors unanimously adopted an amendment and restatement of the 2003 EIP (the “Restated EIP”), subject to approval by the Company’s shareholders at the 2006 Annual Meeting. The Board believes that the Restated EIP will promote the long term interest of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, officers, directors, consultants, agents, advisors and independent contractors and by providing additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits and strengthen the mutuality of interest between those persons and the Company’s shareholders. The 2003 EIP was originally adopted by the Board of Directors on February 18, 2003, and approved by the Company’s shareholders on April 15, 2003.
Description of Proposed Changes to the Plan
      The following are the primary changes that are being proposed in the Restated EIP:

➢	increasing the number of shares of Common Stock that may be subject to awards made under the 2003 EIP by an additional 65,000,000 shares;

➢	adding a share counting formula to the 2003 EIP pursuant to which each share to be issued under equity awards that are not options or stock appreciation rights counts as two shares against the number of total shares available for awards under the 2003 EIP, and each share to be issued under awards that are options or stock appreciation rights counts as one share against the total shares available for awards under the 2003 EIP;

➢	adding a provision such that shares subject to options and stock appreciation rights granted under the Restated EIP that are not issued upon the net settlement or net exercise of such options or stock appreciation rights, as well as shares that are delivered to or retained by the Company to pay the exercise price or withholding taxes related to options or stock appreciation rights and shares repurchased on the open market with the proceeds of option exercises, are not available for additional grants under the Restated EIP;

➢	increasing the personal limit on the number of shares that may be subject to awards in any year by an additional 2,000,000 shares to 7,000,000 shares;

➢	increasing the limit on the number of shares that may be subject to awards under the Restated EIP (other than options and stock appreciation rights) that either contain no restrictions or are subject to restrictions and/or vesting based solely on continuous employment or services for a period of less than three years to 10,000,000 shares (from 4,350,000 shares); and

➢	expanding the categories of performance criteria that may be used under the Restated EIP.
      The other material features of the Restated EIP generally remain the same as under the terms of the 2003 EIP previously approved by the shareholders. However, the Restated EIP makes certain additional changes to the terms of the 2003 EIP in order to clarify specified matters and to ensure the Company’s continued compliance with the Code. In order for the Restated EIP to take effect, it must be approved by shareholders at the 2006 Annual Meeting.
Section 162(m) of the Code
      The Board of Directors believes that it is in the best interests of the Company and its shareholders to continue to provide for an equity incentive plan under which stock-based compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2003 EIP has been (and in the Restated EIP remains) structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s four other most highly compensated executive officers, such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to awards of restricted stock, stock units, performance shares, performance units and other awards under the 2003 EIP, each of these aspects is discussed below, and shareholder approval of the Restated EIP will be deemed to constitute approval of each of these aspects of the 2003 EIP for purposes of the approval requirements of Section 162(m).
Summary of the Restated EIP
      The following summary of the material terms of the 2003 EIP, as amended and restated by the Restated EIP, is qualified in its entirety by reference to the full text of the Restated EIP. A copy of the Restated EIP is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. In the case of any inconsistency between this summary and the Restated EIP, the Restated EIP document will govern. Please refer to Appendix A for more detailed information.
Administration.
      The Restated EIP will be administered by the Human Resources Committee of the Board of Directors, except that, with respect to non-employee directors, the Restated EIP will be administered by the Board’s Governance Committee. The Human Resources Committee has delegated to the Executive Vice President of Human Resources the authority to grant options to eligible employees within certain prescribed limits set forth in the Restated EIP. Subject to the provisions of the Restated EIP, the plan administrator has the power to:

➢	select the eligible persons to whom awards may from time to time be granted under the Restated EIP;

➢	determine the type or types of award to be granted to each participant under the Restated EIP;

➢	determine the number of shares of Common Stock to be covered by each award granted under the Restated EIP;

➢	determine the terms and conditions of any award granted under the Restated EIP;

➢	prescribe, approve and amend the forms of agreements for use under the Restated EIP (which need not be identical);

➢	determine whether, to what extent and under what circumstances awards may be settled in cash, shares of Common Stock or other property or canceled or suspended;

➢	establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, vesting or ability to retain an award;

➢	determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the participant;

➢	determine whether, to what extent adjustments are required under the Restated EIP;

➢	interpret and administer the Restated EIP and any instrument or agreement entered into under the Restated EIP;

➢	establish, amend and rescind such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Restated EIP; and

➢	make any other determination and take any other action that the Human Resources Committee deems necessary or desirable for administration of the Restated EIP.
Eligibility.
      All of Washington Mutual’s approximately 60,000 employees, officers and directors, and certain consultants, agents, advisors and independent contractors are eligible to receive awards under the Restated EIP.

Shares Subject to the Restated EIP.
      Subject to adjustment in the event of stock splits, stock dividends and the like, if the Restated EIP is approved by shareholders, the maximum number of shares of Common Stock that may be subject to awards made under the Restated EIP would be:

➢	94,035,000 shares, plus

➢	additional shares consisting of any authorized shares not issued or subject to outstanding awards under the Company’s Equity Incentive Plan and the 1994 Stock Option Plan (the “Prior Plans”) as of April 15, 2003 (the date the 2003 EIP was originally approved by the Company’s shareholders) and any shares subject to outstanding awards under the Prior Plans as of that date that cease for any reason to be subject to such awards (other than by reason of exercise or settlement to the extent they are exercised for or settled in vested and nonforfeitable shares), up to an aggregate maximum of 120,745,000 shares.
      The maximum number of shares that may be subject to awards made under the Restated EIP that have no restrictions or have restrictions based solely on service for less than three years is 10,000,000, except that shares issuable under stock options, stock appreciation rights and other awards where the grant, issuance, vesting or forfeiture of the award is contingent upon performance criteria and shares issued under an award by reason of a change in control or a participant’s death, retirement or disability do not count against this limit.
      In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure affects the number or kind of securities of the Company outstanding or results in new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee can make adjustments it determines appropriate in the maximum number and kind of securities available for issuance under the Restated EIP (including adjustments in the limits on the number and kind of securities subject to various awards as set forth in the Restated EIP) and in the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor. Such adjustments may be designed to comply with Section 424 of the Code or may be designed to treat the shares of Common Stock available under the Restated EIP and subject to awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares to reflect a deemed reinvestment in shares of Common Stock of the amount distributed to the Company’s security holders.
Share Formula.
      Each share of Common Stock issued under awards other than options or stock appreciation rights counts against the total number of shares that may be subject to awards made under the Restated EIP as two shares. Shares of Common Stock issued under options or stock appreciation rights count against the total number of shares that may be subject to awards made under the Restated EIP on a share-for-share basis.
Share Counting Provisions.
      Shares subject to awards under the Restated EIP that lapse, expire, terminate or are canceled prior to issuance will again be available for issuance under the Restated EIP. However, shares subject to awards under the Restated EIP that are not issued upon the net settlement or net exercise of options or stock appreciation rights, and shares that are delivered to or retained by the Company to pay the exercise price or withholding taxes related to awards and shares repurchased on the open market with the proceeds of option exercises, will not be available for additional grants under the Restated EIP.
Types of Awards. The following types of awards may be granted under the Restated EIP:
      Stock Options
      Incentive stock options, or ISOs, and nonqualified stock options, or NSOs, to purchase shares of Common Stock may be granted under the Restated EIP. The aggregate fair market value of ISOs first exercisable in any one year by any participant may not exceed the maximum limitation in Section 422 of the Code. The exercise price for shares purchased under an option is determined by the plan administrator, but will not be less than the fair market value of the Common Stock on the date the option is granted. The maximum term of an option is established by the plan administrator, and will be no longer than ten years from the date the option is granted. The plan administrator also establishes the time at which, or the installments in which, an option will vest and become exercisable. The exercise price for shares purchased under an option can be paid in a form or a combination of forms acceptable to the Company, which forms may include cash, check or wire transfer, tendering of shares of Common Stock already owned by a participant provided that the shares have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes or were not required from the Company as compensation, cashless exercise (to the extent permitted by law) and such other consideration as the plan administrator may permit in its sole discretion. In no event will the plan administrator, without shareholder approval, cancel any outstanding option for the purpose of reissuing the option to the holder thereof at a lower exercise price or reduce the exercise price of an outstanding option, in each case, other than in connection with a change in the Company’s capitalization.
      Stock Appreciation Rights
      Upon the exercise of a stock appreciation right, or SAR, the holder is entitled to receive payment in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the grant price of the SAR. An SAR may be granted in tandem with an option or alone (“freestanding”). The grant price of a tandem SAR will be equal to the exercise price of the related option, and the grant price of a freestanding SAR will be equal to the fair market value of the Common Stock on the date the SAR is granted. The plan administrator may determine the terms and conditions upon which SARs may be exercised, provided that the term of a freestanding SAR will be no longer than ten years and in the case of a tandem SAR, the term will not exceed the term of the related option. The tandem SARs may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option, but only with respect to the shares for which the related option is then exercisable. In no event will the plan administrator, without shareholder approval, cancel any outstanding stock appreciation right for the purpose of reissuing the stock appreciation right to the holder thereof at a lower grant price or reduce the grant price of an outstanding stock appreciation right, in each case, other than in connection with a change in the Company’s capitalization.
      Restricted Stock and Stock Units
      The plan administrator may grant restricted stock and stock units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, as the plan administrator may determine in its sole discretion. Stock units are paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as determined by the plan administrator in its sole discretion. If the plan administrator so determines, holders of restricted stock or stock units may be credited with dividends paid with respect to the underlying shares or dividend equivalents, subject to any restrictions established by the plan administrator in its discretion.
      Performance Shares and Performance Units
      The plan administrator may grant awards of performance shares or performance units and designate the persons to whom such awards will be granted, the number of performance shares or performance units to be granted and the terms and conditions of each award.
      Performance shares entitle the holder to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the plan administrator. The number of shares issued under an award of performance shares may be adjusted on the basis of such further considerations as may be determined by the plan administrator, except that the plan administrator may not increase the number of shares earned upon satisfaction of performance goals with respect to any award that is intended to qualify as “performance-based” compensation under Section 162(m). The plan administrator may, in its discretion, make a cash payment equal to the fair market value of the Common Stock otherwise required to be issued to a holder of a performance share award.
      Performance units entitle the holder to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the plan administrator. The amount to be paid under an award of performance units may be adjusted on the basis of such further considerations as may be determined by the plan administrator, except that the plan administrator may not increase the amount earned under an award of performance units that is intended to qualify as “performance-based” compensation under Section 162(m) and the maximum amount earned from performance units in any calendar year that are intended to qualify as “performance-based” compensation under Section 162(m) by any individual may not exceed $1 million. The plan administrator may, in its discretion, substitute shares of Common Stock for the cash payment otherwise required to be made to a holder of a performance unit award.
      Other Stock or Cash-Based Awards
      Subject to the terms and conditions of the Restated EIP and such other terms and conditions as it deems appropriate, the plan administrator may grant other incentives payable in cash or shares of Common Stock as it determines to be in the best interests of the Company.

Nonassignability of Awards.
      No award or interest in an award made under the Restated EIP may be sold, assigned, pledged or transferred or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except that a participant may designate, on a form approved by the Company, one or more beneficiaries to exercise an award or receive payment under an award after the participant’s death and except that the plan administrator may, in its sole discretion, permit a participant to assign or transfer an award to the extent permitted by Section 422 of the Code.
Amendment and Termination.
      The Board of Directors or the plan administrator may amend, suspend or terminate the Restated EIP or any portion of the Restated EIP as it deems advisable at any time, except that, to the extent required by law, regulation or stock exchange rule, shareholder approval will be required for any amendment to the Restated EIP.
Term.
      Unless earlier terminated by the Board of Directors or the plan administrator, the Restated EIP will terminate on April 15, 2013, ten years from the date the 2003 EIP was originally approved by shareholders.
Performance-Based Compensation Under Section 162(m).
      The plan administrator may establish performance criteria and levels of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “Qualifying Performance Criteria” (as described below) or other standards of financial performance and/or personal performance evaluations. In addition, the plan administrator may specify that an award or portion of an award is intended to satisfy the requirements for “performance-based” compensation under Section 162(m), provided that the performance criteria for any portion of an award that is intended by the plan administrator to satisfy the requirements for “performance-based” compensation under Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the plan administrator and specified at the time the award is granted.
      Qualifying Performance Criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the plan administrator in the award:

➢	return on average common shareholders’ equity;

➢	return on average equity;

➢	return on tangible equity;

➢	total shareholder return;

➢	stock price appreciation;

➢	efficiency ratio (including other expense as a percentage of other income plus net interest income);

➢	net operating expense (including other income less other expense);

➢	non-interest expense;

➢	earnings per diluted share of Common Stock;

➢	operating earnings (including earnings before transaction-related expense) per diluted share of Common Stock;

➢	net operating earnings (including earnings less transaction-related expense) per diluted share of Common Stock;

➢	return on average assets;

➢	ratio of nonperforming to performing assets;

➢	return on an investment in an affiliate;

➢	net interest income;

➢	net interest margin;

➢	ratio of common equity to total assets;

➢	regulatory compliance metrics; and

➢	customer service metrics.
      Unless otherwise provided by the plan administrator at the time an award is granted, to the extent consistent with Section 162(m), the plan administrator will adjust any evaluation of performance under Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period:

➢	extraordinary, unusual and/or nonrecurring items of gain or loss;

➢	gains or losses on the disposition of a business;

➢	changes in tax or accounting regulations or laws;

➢	the effects of a merger or acquisition; or

➢	the effects of charges for restructurings or discontinued operations;
all of which must be identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report on Form 10-K.
Individual Award Limit. No individual may receive awards under the Restated EIP during any one calendar year that relate to more than 7,000,000 shares, subject to adjustment in the event of stock splits, stock dividends and the like.
Change in Control.
      Except as otherwise provided in an award agreement or in any other written agreement between the Company and a participant and unless the plan administrator elects one of the alternatives discussed below, in the event of a company transaction (defined below), each outstanding option and/or stock appreciation right will terminate. However, immediately prior to a company transaction, all options and/or stock appreciation rights will fully vest and each holder will have the right to exercise his or her options and/or and stock appreciation rights. Notwithstanding the foregoing the plan administrator may elect to (i) cancel options and/or stock appreciation rights in exchange for cash or (ii) provide that options and/or stock appreciation rights will be assumed or replaced with substitute awards by a successor company.
      In the event of a company transaction, except as otherwise provided in an award agreement or in any other written agreement between the Company and a participant, the vesting of shares subject to restricted stock and/or the vesting of any stock units that is based on continuous service with the Company will be waived or deemed satisfied and the forfeiture provisions to which such restricted stock is subject will lapse, if and to the same extent that the vesting of options accelerates. If unvested options and/or stock appreciation rights are to be assumed or substituted by a successor company without acceleration upon a company transaction, the terms and conditions of the restricted stock and/or stock units will continue with respect to shares of the successor company that are issued in exchange for or upon settlement of the restricted stock and/or stock unit award.
      The term “company transaction” is generally defined as the consummation of either (i) a merger or consolidation of the Company with or into another company or (ii) a sale, lease, exchange or other transfer of all or substantially all of Company’s then outstanding securities or all or substantially all the Company’s assets. A “company transaction” does not include a transaction with a related party.
U.S. Federal Income Tax Consequences.
      The following briefly describes the U.S. federal income tax consequences of the Restated EIP generally applicable to participants and to the Company.
      Stock Options:
      Nonqualified Stock Options. A participant will not recognize taxable income upon the grant of an NSO. Upon the exercise of an NSO, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.
      Incentive Stock Options. A participant will not recognize taxable income upon the grant of an ISO. If a participant exercises an ISO during employment or within three months after his or her employment ends (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were an NSO). If a participant sells or exchanges the shares after the later of (i) one year from the date the participant exercised the option and (ii) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the participant recognized.
      With respect to both NSOs and ISOs, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.
      Stock Appreciation Rights:
      A participant will not recognize taxable income upon the grant of an SAR. Upon the exercise of an SAR, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.
      Restricted Stock:
      Upon receipt of restricted stock, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the fair market value of the shares at such time. However, no later than 30 days after a participant receives the restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.
      Stock Units, Performance Shares and Performance Units:
      A participant will not recognize taxable income upon the grant of a stock unit, performance share or performance unit. Upon the distribution of cash or shares to a participant pursuant to the terms of a stock unit, performance share or performance unit, the participant will recognize taxable ordinary income equal to the amount of any cash and/or the fair market value of any shares received.
      Other Stock or Cash-Based Awards: The tax consequences of other stock or cash-based awards will depend on the specific terms of each award.
Tax Consequences to the Company: In the foregoing cases, the Company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m).

Tax Withholding:
      The Company may require a participant to pay to the Company the amount of any taxes that it is required to withhold with respect to the grant, vesting or exercise of any award granted under the Restated EIP. The Company is not required to issue any shares of Common Stock under the Restated EIP until such obligations are satisfied. The plan administrator may permit or require a participant to satisfy any tax withholding obligation by paying cash, surrendering shares of Common Stock the participant already owns, having the Company withhold an amount from any cash amounts otherwise due from the Company to the participant or having the Company withhold shares of Common Stock that would otherwise be issued to the participant.
Other Information:
      On January 31, 2006, (i) 24,244,190 shares were covered by options granted under the 2003 EIP, at exercise prices ranging from $37.05 to $46.35 per share; (ii) 11,373,932 shares were subject to unvested awards of restricted stock and performance share awards granted under the 2003 EIP; and (iii) 10,611,385 shares remained available to support additional awards of stock options under the 2003 EIP, and 2,141,530 shares remained available to support additional awards under the 2003 EIP that are not stock options. The closing price of the Common Stock, as reported on the NYSE on January 31, 2006 was $42.32 per share.
      Information about options granted in 2005 under the 2003 EIP to the Chief Executive Officer and the four other most highly compensated Company executive officers can be found in the table under the heading “Grants of Stock Options in 2005” on page 22 of this Proxy Statement. In 2005, options covering 1,001,859 shares were granted to the then current Company executive officers as a group under the 2003 EIP; options covering 60,000 shares were granted to the then current Company non-employee directors as a group under the 2003 EIP and options covering 7,474,848 shares were granted under the 2003 EIP to all employees (excluding executive officers) as a group.
      Additional information about the 2003 EIP and other plans pursuant to which awards in the form of shares of the Company’s Common Stock may be made to directors and employees in exchange for goods or services, including plans that were not required to be approved by shareholders but excluding plans assumed in mergers, is provided under “Equity Compensation Plans Information” on page 30 of this Proxy Statement.
      No information can be provided with respect to options or awards that may be granted in the future under the Restated EIP. Such awards are within the discretion of the Human Resources Committee and the Governance Committee, and neither has determined future awards or who might receive them.
Vote Required
      The affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting is required for approval of the Restated EIP.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
APPROVAL OF THE AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

ITEM 4. APPROVAL OF THE
WASHINGTON MUTUAL, INC.
EXECUTIVE INCENTIVE COMPENSATION PLAN
Introduction
      On February 17, 2006, the Human Resources Committee, approved and adopted the Executive Incentive Compensation Plan (the “EICP”) to govern the award and payment of annual bonuses to certain Company executives, and directed that the EICP be submitted to the Company’s shareholders for approval so that payments under the EICP can qualify for deductibility by the Company for federal income tax purposes. The purpose of the EICP is to provide a framework that is consistent with Section 162(m) of the Code under which the Company can operate certain executive bonus programs. The bonus programs are designed to enhance the Company’s ability to attract and retain qualified executives and to provide financial performance incentives to those executives.
      Since 2001, bonuses for Company executives have been paid pursuant to the Leadership Bonus Plan. Those bonuses could qualify as deductible under Section 162(m) of the Code because the performance criteria selected by the Board’s Human Resources Committee were chosen from among the criteria set forth in the Bonus and Incentive Plan for Executive Officers and Senior Management (the “Bonus and Incentive Plan”) that was approved by shareholders at the 2001 Annual Meeting. Under Section 162(m), shareholder approved incentive compensation plans must be approved by shareholders at least every five years if they permit the Human Resources Committee to change the targets from time to time. If approved by shareholders, the proposed EICP replaces the Bonus and Incentive Plan for the eligible executive officers and will satisfy the Code requirement for shareholder approval of the performance criteria for purposes of Section 162(m). If the EICP is not approved by shareholders, the EICP shall be null and void and of no further force and effect, and participants will not be paid any amounts under the EICP. In such event, the Committee will determine whether to make any alternative compensation arrangements with respect to the participants (which may include paying compensation that is not tax deductible). Absent a shareholder approved plan none of the bonuses paid to covered executives will be deductible under Code Section 162(m) to the extent that total compensation paid to any of them, excluding compensation that qualifies as “performance-based” compensation, exceeds $1 million for the fiscal year.
      The EICP is designed so that bonus or other payments will qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code. The Board believes that it is in the best interests of the Company and its shareholders to ensure that the Company has a shareholder approved plan under which bonuses paid to its executive officers can be deductible by the Company for federal income tax purposes. Generally, Section 162(m) prevents a company from receiving a federal income tax deduction for compensation paid to a “Named Executive Officer” (that is, the persons named in the Summary Compensation Table as determined under SEC rules) who was employed by the Company on the last day of its fiscal year if such compensation is in excess of $1 million for the fiscal year. However, compensation that is “performance-based” under Section 162(m) does not count against the $1 million limitation. To qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, the Company’s shareholders must approve the material terms of the plan under which compensation may be paid, including (i) the performance goal, (ii) the employees eligible to receive compensation, (iii) the description of the business criteria on which the performance goal is based and (iv) the formula used to calculate the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the EICP is discussed below.
      A summary of the material features of the EICP follows and is qualified in its entirety by reference to the full text of the EICP. A copy of the EICP is attached to this Proxy Statement as Appendix B, and is incorporated herein by reference. In the case of any inconsistency between this summary and the EICP, the EICP document will govern. Please refer to Appendix B for more detailed information.
Administration
      The EICP will be administered by the Human Resources Committee (the “Committee”) of the Board of Directors, which consists of two or more “outside directors” as such term is defined under Section 162(m). The Company believes that each of the directors serving on the Committee currently qualifies as an “outside director.” The Committee has complete authority to make any and all decisions regarding the administration of the EICP, including interpreting the terms of the EICP, selecting the participants to whom awards may from time to time be paid, determining the terms and conditions of awards made under the EICP, determining whether payments under the EICP are to be made in cash or in shares, whether such payments may be deferred by participants, and making any other determination and taking any other action that the Committee deems necessary or desirable for administration of the EICP. The Committee may delegate various functions to an individual member, a subcommittee, certain officers of the Company, or committees comprised of officers of the Company to the extent such delegation is not inconsistent with Section 162(m).
Eligibility
      Each executive officer of the Company who is employed by the Company or one of its affiliates on the last day of the Company’s fiscal year or of any other performance period established by the Committee is automatically a participant in the EICP. As of the end of 2005, 15 executive officers would have qualified to be a participant in the EICP. The Committee may designate other officers as participants under the EICP and may otherwise pay bonuses to persons who are not selected to receive awards under the EICP. However, participants do not automatically receive bonuses under the EICP, except to the extent that the Committee selects the participant to actually be paid a bonus and determines the amount of such bonus.
Business Criteria and Maximum Amount of Compensation Payable under the EICP
      Not later than 90 days after the commencement of each fiscal year of the Company (or, if earlier, the expiration of 25% of a performance period), the Committee will designate in writing one or more performance periods (which may overlap or run concurrently) and will affirm the applicability of the EICP’s formula for determining the maximum incentive award for each participant for such performance period(s), as well as any date(s) on which the incentive awards will be paid. Under the EICP, the Committee may establish any performance period provided that any such performance period may not be less than one year or more than five years in length. As in the past, the Company expects that the Committee will establish annual target bonus amounts for each participant under the EICP. The maximum incentive award payable to the CEO and any other participants under the EICP with respect to a given performance period is 0.5% of the Company’s Net Income (as defined in the EICP) for that period. The EICP defines “Net Income” to mean the Company’s after-tax income on a consolidated basis as reported in the Company’s income statement for the applicable performance period, prior to accrual of any amounts for payment under the EICP for the performance period, and adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment of a business, or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board (or other applicable or successor accounting provisions), and the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements.
Certification and Determination of Awards
      After the conclusion of each performance period, the Committee will certify in writing the amount of Net Income for purposes of the EICP and the amount of the maximum incentive award, calculated as described above, for each executive officer who is subject to Section 162(m). The selection of participants to whom amounts under the EICP will actually be paid and the amount of such bonus actually paid to a participant, including zero, will be as determined by the Committee in its sole discretion, and will be based on such factors that the Committee determines (which may include annual bonus targets and objective performance criteria other than Net Income or subjective evaluations), provided that the actual amount paid to a participant under the EICP will not exceed the maximum incentive award with respect to such participant.
Payment of Awards
      Following the Committee’s determination of awards to be paid to participants, such awards will be paid in cash, or in the Committee’s discretion, in shares of the Company’s Common Stock under a shareholder-approved plan of the Company to the extent provided in such plan, or any combination thereof. The Committee may establish and approve a program that allows participants to elect to defer the payment of any award.
Non-Exclusivity
      Nothing contained in the EICP prevents the Board from adopting other or additional compensation arrangements that provide for bonuses or other forms of compensation for the Company’s executive officers, directors or other employees, whether or not shareholders approve the EICP. However, such other or additional compensation arrangements will not be designed to provide EICP participants all or part of the compensation they would receive under the EICP regardless of whether the performance goal is attained. Such other arrangements may or may not qualify for deductibility under Section 162(m) and may be either applicable only for specific executives, directors or employees or may be generally applicable.
Duration and Amendment
      The Board may, from time to time, alter, amend, suspend or terminate the EICP as it deems advisable, subject to any requirement for shareholder approval imposed by applicable law, including Section 162(m).
Federal Income Tax Consequences
      The following is a brief description of the material federal income tax consequences associated with payments under the EICP. State, local and foreign tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the EICP. Under current federal income tax law, an EICP participant will be taxed at ordinary income rates on the cash portion of an award in the year in which such cash is received and on the value of any shares of the Company’s Common Stock in the year in which such shares were acquired by the participant, unless such cash or shares are subject to further vesting requirements, deferral under a Company plan, or a substantial risk of forfeiture. If a participant elects to defer a portion of the bonus or to receive it in some form other than cash (if such alternatives are made available by the Committee), income recognition may be deferred. Generally, and subject to Section 162(m), the Company will receive a federal income tax deduction equal to the income recognized by the participants. Subject to shareholder approval of the EICP, the failure of any aspect of the EICP to satisfy Section 162(m) shall not void any action taken by the Committee under the EICP.
New EICP Benefits
      The Committee has designated 2006 as a performance period for which awards may be paid under the EICP, subject to shareholder approval of the EICP. Such bonuses, if any, paid to the participants for 2006 and awards payable for any subsequent performance periods are, as described above, subject to the discretion of the Committee and therefore are not determinable at this time. It is currently contemplated that any compensation paid to the Company’s executive officers that is in excess of $1 million for 2006 and for any subsequent years would not be deductible under Section 162(m) to the extent that it exceeds the $1 million limit, unless such compensation is deferred pursuant to the Company’s compensation programs or paid under another shareholder-approved plan of the Company and otherwise satisfies the conditions for “performance-based compensation” or other exemptions under Section 162(m).
Vote Required
      The affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting is required for approval of the EICP.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
APPROVAL OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN

ITEM 5. COMPANY PROPOSAL
TO DECLASSIFY THE COMPANY’S
BOARD OF DIRECTORS
        Washington Mutual values strong corporate governance principles. Accordingly, the Company’s Governance Committee and Board of Directors have examined the advantages and disadvantages of maintaining a classified Board with three classes of directors elected every three years. After careful consideration and consultation with outside advisors, and in light of evolving corporate governance best practices and investor sentiment, and upon the recommendation of the Governance Committee, the Board has adopted and now recommends shareholder approval of a proposal to amend Article IV of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to eliminate the classification of the Company’s Board of Directors. Currently, this article divides the Board of Directors into three classes, with the directors in each class standing for election at every third annual meeting of shareholders. As proposed to be amended, this provision would provide instead for the annual election of all directors. The Board has unanimously adopted a resolution approving a declassification amendment to the Articles, which will provide for the annual election of all directors beginning in 2007. The Board recommends that the Company’s shareholders approve that amendment at the 2006 Annual Meeting.
      The proposed amendment to the Articles requires the approval by a majority of all outstanding shares of Company Common Stock. If the amendment to the Articles is approved, all directors would be elected to one-year terms commencing with the Company’s 2007 Annual Meeting. In order to facilitate the transition from classified three-year terms to one-year terms for all directors, each director whose current term would not otherwise expire at the 2007 Annual Meeting will tender his or her resignation effective immediately prior to the 2007 Annual Meeting, such that all of the directors will be voted on for election to one-year terms at that annual meeting. Pursuant to the Company’s Bylaws, the Board has set the current number of directors at 14, which the Proposal would not change. The Board, however, expects to reduce the number of Board seats to 13 at its next scheduled meeting, and it will retain the authority to change that number in the future and to appoint directors to fill any Board vacancies, including any that result from an increase in the size of the Board.
      Classified boards have been widely adopted and have a long history in corporate law. Proponents of classified boards believe that they provide continuity and stability to the board, facilitate a long-term outlook by the board and enhance the independence of non-employee directors. However, classified boards of directors also may be viewed as reducing the accountability of directors to shareholders, because they limit the ability of shareholders to evaluate and to elect each director annually. In fact, many investors and experts now believe that corporate governance best practices include annual director elections because they can increase the accountability of directors.
      The Company’s Board believes that the election of directors is an important means for shareholders to influence corporate governance policies and for the Board to reiterate its commitment to good corporate governance and accountability to shareholders. Based upon its analysis of this important issue and upon the recommendation of the Governance Committee, the Board has determined that adopting a resolution approving an amendment to the Articles, which will provide for the annual election of all directors, is in the best interests of the Company and its shareholders at this time.
Amendment to Articles of Incorporation
      If the amendment to Article IV of the Articles is adopted pursuant to this Proposal, that section would read in its entirety as follows:
ARTICLE IV
BOARD OF DIRECTORS

The Company shall be managed by a Board of Directors. The number of directors shall be stated in the Company’s Bylaws, provided, however, that such number shall not be less than five (5). The directors elected at any annual meeting of shareholders prior to the 2007 annual meeting of the Company’s shareholders, shall be classified into three classes of elected directors designated as Class 1, Class 2, and Class 3 directors. Each class shall contain one-third of the total number of directors, as near as may be. The terms of the Class 1 directors shall expire at the first annual shareholders’ meeting after their election. The terms of the Class 2 directors shall expire at the second annual shareholders’ meeting after their election. The terms of the Class 3 directors shall expire at the third annual shareholders’ meeting after their election. At each annual meeting of the Company’s shareholders from and after the Company’s annual meeting of shareholders to be held in 2007, the directors shall be elected for terms lasting until the next annual meeting of shareholders following their election, and until their successors are elected and qualified, subject to their earlier death, resignation or removal. A vacancy on the Board of Directors may be filled by the Board in accordance with the applicable provisions of the Company’s Bylaws. A director elected to fill a vacancy shall be elected for a term of office continuing only until the next election of directors by shareholders.

      Appendix C shows the changes to the relevant portions of Article IV of the Articles resulting from the proposed amendment, with deletions indicated by strike-outs and additions indicated by underlining. If approved, this Proposal will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Washington. The Company would make such a filing promptly after approval of the Proposal at the Annual Meeting and at the same time would implement a conforming amendment to the Company’s Bylaws.
FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE COMPANY’S PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS.

ITEM 6. SHAREHOLDER PROPOSAL
RELATING TO DISCLOSURE OF THE COMPANY’S
POLITICAL CONTRIBUTIONS
        Harrington Investments, Inc. of 1001 2nd Street, Suite 325, Napa, California 94559 and Progressive Investment Management and Nancy Cleminshaw of 721 NW Ninth Avenue, Suite 250, Portland, Oregon 97209 co-sponsored the following shareholder proposal and supporting statement. As of November 2005, Harrington through its clients owns over 24,000 shares of Company Common Stock, Progressive through its clients owns over 45,000 shares and Ms. Cleminshaw was the beneficial owner of 348 shares. The proposal and supporting statement are quoted verbatim below.
Shareholder Resolution
      Resolved, that the shareholders of Washington Mutual, Inc., (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary contributions to political candidates, political parties, political committees and other entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

a.	An accounting of the Company’s funds contributed to any of the persons or organizations described above.

b.	Identification of the person or persons in the Company who participated in making the decisions to contribute.

c.	The internal guidelines or policies, if any, governing the Company’s political contributions.
      This report shall be presented to the board of directors’ audit committee or other relevant oversight committee, and posted on the company’s website to reduce costs to shareholders.
Stockholder Supporting Statements
      As long-term shareholders of Washington Mutual, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.
      Company executives exercise wide discretion over the use of corporate resources for political purposes. In 2003-04, the last fully reported election cycle, Washington Mutual contributed at least $56,000. (The Center for Public Integrity: http://www.publicintegrity.org/527/db.aspx?act=main)
      Relying only on the limited data available from the Federal Election Commission and the Internal Revenue Service, the Center for Public Integrity, a leading campaign finance watchdog organization, provides an incomplete picture of the Company’s political donations. Complete disclosure by the company is necessary for the company’s Board and its shareholders to be able to fully evaluate the political use of corporate assets.
      Although the Bi-Partisan Campaign Reform Act of 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s.
      Absent a system of accountability, corporate executives will be free to use the Company’s assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. There is currently no single source of information that provides the information sought by this resolution. That is why we urge your support for this critical governance reform.
The Board unanimously recommends that shareholders vote against this proposal for the following reasons:
      Federal law restricts corporations (such as Washington Mutual, Inc.) from making political contributions at the federal level and federal savings associations (such as Washington Mutual Bank) from making political contributions at the federal, state, and local levels. Because of these restrictions, the Company’s political contributions have been relatively insignificant given the Company’s size and the depth of its business. As noted in the proponents’ proposal, the Company’s recent annual political contributions have been in the thousands of dollars during years when the Company’s total assets have exceeded $300 billion. In addition, political contributions made by the Company are disclosed publicly to the extent required by applicable state and local laws.
      While the Company pays for the administrative costs of operating its political action committees (“PACS”), contributions made by Company PACs are funded through voluntary contributions made by the Company’s directors and management officials, not by Company funds. All federal and state contributions made from such PACs are disclosed publicly to the extent required by applicable federal and state laws.
      In recent years, the Company has not made it a practice to contribute to independent political organizations, commonly referred to as Section 527 groups. If the Company were to make such contributions in the future, they would be subject to the disclosure requirements imposed by the Internal Revenue Service.
      Because of the relative insignificance of the amounts of Company contributions and the public disclosure requirements already associated with political contributions under federal, state and local laws, the Board believes that the shareholders’ proposed disclosure requirements are unnecessary and are not in the best interest of the Company’s shareholders. In fact, the Board is concerned that the cost to the Company of complying with the proposed new reporting requirements could exceed the amount of the Company’s insignificant political contributions. Accordingly, the Board recommends that shareholders vote against this proposal.
FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE
SHAREHOLDER PROPOSAL RELATING TO THE
COMPANY’S POLITICAL CONTRIBUTIONS

ANNUAL REPORT
        The Company’s Annual Report on Form 10-K for the year ended December 31, 2005, including financial statements and schedules, and the Company’s 2005 Summary Annual Report were mailed to shareholders with this Proxy Statement. Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2005 and the 2005 Summary Annual Report may be obtained without charge by writing to Investor Relations, Washington Mutual, Inc., 1201 Third Avenue, Suite 2140, Seattle, Washington 98101. This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, are also available at the Company’s website, www.wamu.com/ir and from the SEC at its website, www.sec.gov.
      The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company’s agent, ADP, if you hold registered shares. You can notify ADP by sending a written request to: ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by calling ADP at (800) 542-1061.
SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
        Under the rules of the SEC and the Company’s Bylaws, shareholder proposals that meet certain conditions may be included in the Proxy Statement and Form of Proxy for a particular annual meeting if they are presented to the Company in accordance with the following:

•	Shareholders that intend to present a proposal at the Company’s 2007 Annual Meeting of Shareholders must give notice of the proposal to the Company no later than November 17, 2006 to be considered timely under the Company’s Bylaws and for inclusion of such proposal in the Proxy Statement and Form of Proxy relating to that meeting.

•	If the date of the 2007 Annual Meeting is earlier than March 19, 2007 or later than May 18, 2007, notice of a proposal must be received by Washington Mutual a reasonable time before the Company begins to print and mail its proxy materials to be considered for inclusion in the Proxy Statement and Form of Proxy relating to that meeting, otherwise such proposal must be received by Washington Mutual not less than 45 days nor more than 75 days prior to such meeting to be considered timely.

•	Pursuant to Rule 14a-4(c)(1) promulgated under the Securities Exchange Act of 1934, as amended, the proxies designated by Washington Mutual for the 2007 Annual Meeting will have discretionary authority to vote with respect to any proposal that is determined to be untimely. In addition, the Company’s Bylaws provide that any matter to be presented at the 2007 Annual Meeting must be proper business to be transacted at the Annual Meeting or a proper nomination to be decided on at the Annual Meeting and must have been properly brought before such meeting pursuant to the Bylaws.

•	Receipt by Washington Mutual of any proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in the proxy materials or its presentation at the 2007 Annual Meeting because there are other relevant requirements in the SEC’s proxy rules.

•	The Secretary of the Company must receive shareholder proposals or nominations in writing at the executive offices of the Company at 1201 Third Avenue, WMT 1706, Seattle, Washington 98101, Attention: Secretary.

OTHER MATTERS
        As of the date of this Proxy Statement, management knows of no matters that will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

William L. Lynch
Secretary
March 17, 2006

APPENDIX A
WASHINGTON MUTUAL, INC.
AMENDED AND RESTATED
2003 EQUITY INCENTIVE PLAN
SECTION 1.     PURPOSES OF THE PLAN
      The purposes of the Washington Mutual, Inc. 2003 Equity Incentive Plan (the “Plan”) are (a) to promote the long-term interests of Washington Mutual, Inc. (the “Company”) and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, officers, directors, consultants, agents, advisors and independent contractors and (b) to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits and strengthen the mutuality of interest between those persons and the Company’s shareholders.
SECTION 2.     DEFINITIONS
      As used in the Plan:
      “Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon the occurrence of a Company Transaction in respect of a share of Common Stock.
      “Award” means any Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time under the Plan.
      “Board” means the Board of Directors of the Company.
      “Cause,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means (a) conviction of any felony or a misdemeanor involving moral turpitude (including forgery, fraud, theft or embezzlement), or conviction or entry into a pretrial diversion or similar program in connection with prosecution for an offense involving dishonesty, breach of trust or money laundering, or (b) dishonesty, fraud, theft of property of the Company or a Related Company, willful destruction of property of the Company or a Related Company, physical attack on an employee, customer, agent or director of the Company or a Related Company, willful malfeasance in the performance of duties or willful misconduct materially injurious to the Company or a Related Company, in each case as determined by the chief human resources officer of the Company or other person performing that function or, in the case of directors and executive officers, the Committee, whose determinations shall be conclusive and binding.
      “Code” means the Internal Revenue Code of 1986, as amended from time to time.
      “Committee” has the meaning set forth in Section 3.1.
      “Common Stock” means the common stock, no par value, of the Company.
      “Company” means Washington Mutual, Inc., a Washington corporation.
      “Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of either
      (a)     a merger or consolidation of the Company with or into any other company or other entity or
      (b)     a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s then outstanding securities or all or substantially all of the Company’s assets;
provided, however, that a Company Transaction shall not include a Related Party Transaction.
      “Covered Employee” means a “covered employee” as that term is defined in Section 162(m)(3) of the Code, or any successor provision.
      “Disability,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the chief human resources officer of the Company or other person performing that function or, in the case of directors and executive officers, the Committee, whose determinations shall be conclusive and binding.
      “Effective Date” has the meaning set forth in Section 18.
      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
      “Extraordinary Items” means (a) extraordinary, unusual and/or nonrecurring items of gain or loss, (b) gains or losses on the disposition of a business, (c) changes in tax or accounting regulations or laws, (d) the effects of a merger or acquisition, or (e) the effects of charges for restructurings or discontinued operations, all of which must be identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report.
      “Fair Market Value” means the closing price for the Common Stock on the New York Stock Exchange during regular session trading for a single trading day as reported for such day in The Wall Street Journal or such other source the Committee deems reliable. The applicable trading day for determining Fair Market Value (a) in connection with the grant of Awards shall be the trading day immediately preceding the Grant Date and (b) otherwise shall be as determined by the Committee in its sole discretion. If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.
      “Grant Date” means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.
      “Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.
      “Nonemployee Director” has the meaning set forth in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.
      “Nonqualified Stock Option” means an Option other than an Incentive Stock Option.
      “Option” means a right to purchase Common Stock granted under Section 7.
      “Participant” means any eligible person set forth in Section 5 to whom an Award is granted.
      “Performance Criteria” has the meaning set forth in Section 11.1.
      “Performance Share” has the meaning set forth in Section 10.1.
      “Performance Unit” has the meaning set forth in Section 10.2.
      “Plan” means the Washington Mutual, Inc. 2003 Equity Incentive Plan, as amended and restated.
      “Related Company” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.
      “Related Party Transaction” means (a) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (b) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned subsidiary company; (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including but not limited to, reincorporating the Company in a different jurisdiction or creating a holding company, so long as, immediately after the transaction, at least a majority of the outstanding securities of the Successor Company are held by holders of the outstanding voting securities of the Company immediately prior to the transaction; or (d) a corporate dissolution or liquidation.
      “Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.
      “Retirement,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means

Termination of Service on or after the date the Participant reaches age 55 and has served, as applicable, either (a) ten years as an employee of the Company or a Related Company or (b) five years as a member of the Board. Termination of Service for Cause shall not be considered Retirement regardless of the Participant’s age or years of service.
      “Securities Act” means the Securities Act of 1933, as amended from time to time.
      “Stock Appreciation Right” has the meaning set forth in Section 8.1.
      “Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.
      “Successor Company” means the surviving company, the successor company or its parent, as applicable, in connection with a Company Transaction.
      “Termination of Service,” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award (including with respect to Company-approved leaves of absence or a Participant’s working less than full-time) and the cause of such Termination of Service shall be determined by the chief human resources officer of the Company or other person performing that function or, in the case of directors and executive officers, the Committee, whose determinations shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award. Service as a member of the Board shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee, and service as an employee of the Company or any Related Company shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.
SECTION 3.     ADMINISTRATION

3.1	Administration of the Plan
      The Plan shall be administered by the Human Resources Committee of the Board, or any successor thereto; provided, however, that with respect to Nonemployee Directors, the Plan shall be administered by the Governance Committee of the Board, or any successor thereto. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Human Resources Committee may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Human Resources Committee, as applicable; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to the reporting requirements of Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Human Resources Committee, the Governance Committee, or any other committee or officer to whom the Board or the Human Resources Committee has delegated authority to administer the Plan.
      Notwithstanding the foregoing, the chief human resources officer of the Company or other person performing that function shall be authorized, in addition to the Committee, to determine the effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time.

3.2	Administration and Interpretation by Committee
      Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the eligible persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) prescribe, approve and amend the forms of agreements for use under the Plan (which need not be identical); (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, vesting or ability to retain an Award (h) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (i) determine whether, to what extent adjustments are required pursuant to Section 15; (j) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (k) establish, amend and rescind such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (l) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any eligible person. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.
SECTION 4.     STOCK SUBJECT TO THE PLAN

4.1	Authorized Number of Shares
      Subject to adjustment from time to time as provided in Section 15.1, the maximum number of shares of Common Stock available for issuance under the Plan shall be
      (a)     94,035,000 shares plus
      (b)     (i) any authorized shares not issued or subject to outstanding awards under the Company’s Equity Incentive Plan and the 1994 Stock Option Plan (the “Prior Plans”) as of the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plans as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), up to an aggregate maximum of 120,745,000 shares;
provided that any shares of Common Stock granted under Options or Stock Appreciation Rights shall be counted against this limit on a one-for-one basis and any shares of Common Stock granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2) shares for every one (1) share subject to such Award.

4.2	Share Usage
      (a)     Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. Notwithstanding the foregoing, shares of Common Stock subject to an Award may not again be made available for issuance under the Plan if such shares are: (i) shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) shares used to pay the exercise price of an Option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related an Option or a Stock Appreciation Right, or (iv) shares repurchased on the open market with the proceeds of an Option exercise. Shares of Common Stock subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award shall not count as shares issued under this Plan and shall again be available for issuance under the Plan. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company.
      (b)     The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.
      (c)     Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall be 94,035,000 shares, subject to adjustment as provided in Section 15.1.

4.3	Limitations
      (a)     Subject to adjustment as provided in Section 15.1, no Participant shall be eligible to receive in any one calendar year Awards relating to more than 7,000,000 shares of Common Stock.
      (b)     Subject to adjustment as provided in Section 15.1, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards (other than Options or Stock Appreciation Rights) that either contain no restrictions or are subject to restrictions and/or vesting based solely on continuous employment or services for less than three years

(except in the event of a Company Transaction or where Termination of Service occurs by reason of death, Retirement, or Disability) shall not exceed 10,000,000.
SECTION 5.     ELIGIBILITY
      An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
SECTION 6.     AWARDS

6.1	Form and Grant of Awards
      The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award.

6.2	Evidence of Awards
      Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions (which need not be identical) as the Committee shall deem advisable and are not inconsistent with the Plan.

6.3	Ten Percent Limitation on Ownership
      Unless requisite approvals are obtained from the primary federal regulator(s) of the Company’s banking subsidiary or subsidiaries, no person shall be eligible to receive any Award that, if exercised (in the case of Options) or otherwise settled in shares of Common Stock, would result in such person holding beneficially or of record in excess of 10% of the outstanding voting stock of the Company.

6.4	Deferrals
      The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of shares of Common Stock or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.
SECTION 7.     OPTIONS

7.1	Grant of Options
      The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2	Option Exercise Price
      The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock for the Grant Date, except in the case of substitute awards issued by the Company in connection with a Company Transaction or a Related Company Transaction. In no event shall the Committee, without stockholder approval, cancel any outstanding Option for the purpose of reissuing the Option to the Participant at a lower exercise price or reduce the exercise price of an outstanding Option, in each case, other than in connection with a change in the Company’s capitalization (as described in Section 15).

7.3	Term of Options
      Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Committee, which in no event shall exceed ten years from the Grant Date.

7.4	Exercise of Options
      The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5	Payment of Exercise Price
      The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include
      (a)     cash;
      (b)     check or wire transfer;
      (c)     tendering (either actually or by attestation) shares of Common Stock already owned by the Participant, provided that the shares have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes or were not acquired directly or indirectly from the Company;
      (d)     to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or
      (e)     such other consideration as the Committee may permit in its sole discretion.

7.6	Post-Termination Exercises
      The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.
      A Participant’s change in status from an employee to a consultant, agent, advisor or independent contractor, or a change in status from a consultant, agent, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.

7.7	Incentive Stock Options
      The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options. This provision shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

SECTION 8.     STOCK APPRECIATION RIGHTS

8.1	Grant of Stock Appreciation Rights
      The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to Participants at any time. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be at least equal to the Fair Market Value of the Common Stock for the Grant Date. In no event shall the Committee, without stockholder approval, cancel any outstanding SAR for the purpose of reissuing the SAR to the Participant at a lower grant price or reduce the exercise price of an outstanding SAR, in each case, other than in connection with a change in the Company’s capitalization (as described in Section 15). An SAR may be exercised upon such terms and conditions and for the term as the Committee may determine, in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee, which in no event shall exceed ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2	Payment of SAR Amount
      Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in shares of Common Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.
SECTION 9.     RESTRICTED STOCK AND STOCK UNITS

9.1	Grant of Restricted Stock and Stock Units
      The Committee may grant Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any of the Performance Criteria set forth in Section 11.1), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2	Issuance of Shares
      Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant and (b) Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion.

9.3	Dividends and Distributions
      Participants holding shares of Restricted Stock or Stock Units may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

9.4	Voting Rights
      Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to shares of Common Stock underlying Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.

9.5	Waiver of Restrictions
      Subject to Section 11.2, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.
SECTION 10.     PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1	Grant of Performance Shares
      The Committee may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Shares shall entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Covered Employee. The Committee, in its discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares.

10.2	Grant of Performance Units
      The Committee may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall entitle the Participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. However, the Committee may not, in any event, increase the amount earned under Performance Unit Awards upon satisfaction of any performance goal by any Covered Employee, and the maximum amount earned by such Covered Employee in any calendar year may not exceed $1,000,000. The Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit.
SECTION 11.     PERFORMANCE GOALS

11.1	Awards Subject to Performance Goals
      The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award of Restricted Stock, Stock Units, Performance Shares, Performance Units and other Awards made pursuant to the Plan, which criteria may be based on Performance Criteria (as defined below) or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify that such an Award or a portion of such an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of such Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Performance Criteria selected by the Committee and specified at the time the Award is granted.
      For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Related Company, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: return on average common shareholders’

equity; return on average equity; return on tangible equity; total shareholder return; stock price appreciation; efficiency ratio (including other expense as a percentage of other income plus net interest income); net operating expense (including other income less other expense); non-interest expense; earnings per diluted share of Common Stock; operating earnings (including earnings before transaction-related expense) per diluted share of Common Stock; net operating earnings (including earnings less transaction-related expense) per diluted share of Common Stock; return on average assets; ratio of nonperforming to performing assets; return on an investment in an affiliate; net interest income; net interest margin; ratio of common equity to total assets; regulatory compliance metrics; and customer service metrics.

11.2	Use and Calculation of Performance Criteria
      Unless otherwise provided by the Committee at the time an Award is granted, to the extent consistent with Section 162(m) of the Code, Performance Criteria shall exclude Extraordinary Items. Performance criteria shall be established by the Committee and shall be derived from the Company’s audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. The Committee shall certify the extent to which any Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock issued under or the amount paid under an Award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. The Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the satisfaction of any Performance Criteria.
SECTION 12.     OTHER STOCK OR CASH-BASED AWARDS
      In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.
SECTION 13.     WITHHOLDING
      The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting, exercise or settlement of an Award. The Company shall not be required to issue any shares of Common Stock under the Plan, make any payment or to recognize the transfer or disposition of shares of Common Stock issued under the Plan until such obligations are satisfied.
      The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock), having a Fair Market Value sufficient to meet the tax withholding obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns, having a Fair Market Value sufficient to meet the tax withholding obligations.
SECTION 14.     ASSIGNABILITY
      No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

SECTION 15.     ADJUSTMENTS

15.1	Adjustment of Shares
      In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure (a) affects the number or kind of securities of the Company outstanding or (b) results in new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make appropriate adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum number and kind of securities that may be issued to an individual in any one calendar year as set forth in Section 4.3; and (iv) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.
      Adjustments pursuant to this Section 15.1 may be designed to comply with Section 424 of the Code or may be designed to treat the shares of Common Stock available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares to reflect a deemed reinvestment in shares of Common Stock of the amount distributed to the Company’s securityholders. Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2	Dissolution or Liquidation
      To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Options and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3	Company Transaction
       15.3.1     Options and Stock Appreciation Rights
      In the event of a Company Transaction, except as otherwise provided in the instrument evidencing an Option or SAR or in any other written agreement between a Participant and the Company or a Related Company, each outstanding Option and/or SAR shall terminate, provided that, immediately prior to any such Company Transaction, the vesting of all Options and/or SARs held by a Participant shall accelerate and the Participant shall have the right to exercise his or her Options and/or SARs in whole or in part whether or not the vesting requirements set forth in the instrument evidencing the Option or SAR have been satisfied. Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that a Participant’s outstanding Options and/or SARs shall terminate upon occurrence of such Company Transaction and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options and/or SARs (whether or not then exercisable) exceeds (b) the aggregate exercise price for such Options and/or SARs. Also notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that Options and/or SARs shall be assumed or that an equivalent option or right shall be substituted by a Successor Company, in which case the amount and exercise price of such assumed or substituted options shall be determined by adjusting the amount and exercise price of the Options and/or SAR in the same proportion as used for determining the number of shares of stock of the Successor Company the holders of shares of Common Stock receive in such Company Transaction, and the vesting schedule set forth in the instrument evidencing the Option and/or SAR shall continue to apply to the assumed or substituted options.
       15.3.2     Restricted Stock and Stock Units
      In the event of a Company Transaction, except as otherwise provided in the instrument evidencing the Award and unless otherwise provided in any written agreement between a Participant and the Company or a Related Company, the vesting of shares subject to Restricted Stock and/or the vesting of any Stock Units that are based on continuous service with the Company or a Related Company shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options and/or SARs accelerates in connection with the Company Transaction. If unvested Options and/or SARs are to be assumed or substituted by a Successor Company without acceleration upon the occurrence of a Company Transaction, the terms and conditions of the foregoing Awards shall continue with respect to shares of the Successor Company that may be issued in exchange or upon settlement of such Awards, and the number of shares subject to such assumed or substituted restricted stock and/or stock unit awards shall be adjusted in the same manner as provided in Section 15.3.1 for Options and SARs.

15.4	Further Adjustment of Awards
      Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting of restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5	Limitations
      The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6	No Fractional Shares
      In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.
SECTION 16.     AMENDMENT AND TERMINATION

16.1	Amendment, Suspension or Termination of the Plan
      The Board or the Human Resources Committee of the Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan.

16.2	Term of the Plan
      Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) the adoption of the Plan by the Board and (b) the Effective Date.
      After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

16.3	Consent of Participant
      The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially and adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Sections 15.1 through 15.3 shall not be subject to these restrictions.

SECTION 17.     GENERAL

17.1	No Individual Rights
      No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.
      Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without Cause.

17.2	Issuance of Shares
      Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.
      The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.
      To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3	Indemnification
      Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.
      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

17.4	No Rights as a Shareholder
      Unless otherwise provided by the Committee or in the instrument evidencing the Award or in any other written agreement between a Participant and the Company or a Related Company, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5	Compliance With Laws and Regulations
      Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

17.6	Participants in Other Countries
      The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

17.7	No Trust or Fund
      The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.8	Successors
      All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.9	Severability
      If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.10	Choice of Law
      The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

17.11	Conditions and Restrictions Upon Securities Subject to Awards
      The Committee may provide that the shares of Common Stock issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

SECTION 18.     EFFECTIVE DATE
      The Plan shall become effective (the “Effective Date”) immediately following shareholder approval of the Plan.
      Originally adopted by the Board on February 18, 2003, and approved by the Company’s shareholders on April 15, 2003.
      Amended and restated by the Board on February 21, 2006, and approved, as amended and restated, by the Company’s shareholders on April      , 2006.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
SUMMARY PAGE

Date of
Date of Board		Section/Effect	Shareholder
Action	Action	of Amendment	Approval

February 18, 2003	Initial Plan Adoption		April 15, 2003

February 21, 2006	Amendment and Restatement		April , 2006

APPENDIX B
WASHINGTON MUTUAL, INC.
EXECUTIVE INCENTIVE COMPENSATION PLAN
Washington Mutual, Inc. (the “Company”), a Washington corporation, hereby establishes and adopts the following Executive Incentive Compensation Plan (the “Plan”) to provide incentive awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

1.	PURPOSE OF THE PLAN
      The purposes of the Plan are to provide incentive and financial rewards to executive officers of the Company and its Affiliates who, because of the extent of their responsibilities, can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services.

2.	DEFINITIONS
      2.1.     “Affiliate” shall mean any corporation, partnership or other organization of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.
      2.2.     “Award” shall mean any amount granted to a Participant under the Plan.
      2.3.     “Board” shall mean the board of directors of the Company.
      2.4.     “Certification” shall have the meaning set forth in Section 4.2.
      2.5.     “Code” shall mean the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and any successor thereto.
      2.6.     “Committee” shall mean the Human Resources Committee of the Board or any subcommittee thereof formed by the Human Resources Committee for the purpose of acting as the Committee hereunder. For purposes of satisfying the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee is intended to consist solely of “outside directors” as such term is defined in Section 162(m) of the Code.
      2.7.     “Covered Executive” shall mean each executive officer of the Company who is employed by the Company or an Affiliate as of the last day of a Performance Period.
      2.8.     “Disability” means any physical or mental condition of a Participant that in the opinion of the Committee renders the Participant incapable of continuing to be an employee of the Company and its Affiliates.
      2.9.     “Maximum Incentive Award” shall mean a payment in an amount equal to .5%, in the case of the Company’s Chief Executive Officer and in the case of each other Participant, of the Company’s Net Income for a given Performance Period.
      2.10.     “Net Income” shall mean the Company’s after-tax income on a consolidated basis as reported in the Company’s income statement for the applicable Performance Period, prior to accrual of any amounts for payment under this Plan for the Performance Period, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment or a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements.
      2.11.     “Participant” shall mean each Covered Executive and each other employee of the Company or an Affiliate who is selected for participation in the Plan pursuant to Section 3.1.
      2.12.     “Performance Period” shall mean the Company’s fiscal year or such other period that the Committee, in its sole discretion, may establish, provided any such Performance Period shall not be less than one year or more than five years in length.

3.	ELIGIBILITY AND ADMINISTRATION
      3.1.     Eligibility. The individuals eligible to participate in the Plan shall be each Covered Executive and, to the extent selected by the Committee, any other executive officer or employee of the Company or an Affiliate (each, a “Participant”). An individual’s status as a Participant does not entitle the Participant to any payment under an Award except to the extent determined by the Committee in its discretion pursuant to the Plan.
      3.2.     Administration.
      (a)     The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be paid hereunder; (ii) determine the terms and conditions, not inconsistent with the provisions of the Plan, of each Award; (iii) determine the time when Awards will be granted and paid and the Performance Period to which they relate; (iv) affirm the formula for determining the Maximum Incentive Award payable for each Participant in respect of Performance Periods and certify as to the calculation of Net Income and the amount of the Maximum Incentive Award payable for each Participant in respect of Performance Periods; (v) determine whether payment of Incentive Awards may be deferred by Participants as provided in Section 4.3; (vi) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
      (b)     Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate, any Participant and any person claiming any benefit or right under an Award or under the Plan.
      (c)     To the extent not inconsistent with applicable law or the rules and regulations of the New York Stock Exchange, any other national securities exchange or the NASDAQ National Market on which the Company’s securities are listed or qualified for trading, including the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more officers of the Company or a committee of officers the authority to take actions on its behalf pursuant to the Plan.

4.	AWARDS
      4.1.     Performance Period. Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing, designate one or more Performance Periods and shall affirm the applicability of the Plan’s formula for determining the Maximum Incentive Award for each Participant for such Performance Period(s).
      4.2.     Certification. At such time as it shall determine appropriate following the conclusion of each Performance Period, the Committee shall certify, in writing, the amount of the Maximum Incentive Award for each Participant for such Performance Period (the “Certification”).
      4.3.     Payment of Awards. The selection of Participants to whom Awards shall actually be paid and the amount of the Award actually paid to a Participant shall be such amount as determined by the Committee in its sole discretion, including zero, provided that the actual Award shall not exceed the Maximum Incentive Award with respect to such Participant. The actual amount of the Award determined by the Committee for a Performance Period shall be paid in cash or, to the extent provided in such plan, share awards under a shareholder-approved stock plan of the Company to each Participant at such time as determined by the Committee in its sole discretion following the end of the applicable Performance Period, and may be deferred under a program or plan approved by the Committee subject to the terms and conditions of such program or plan (and in all events consistent with the applicable requirements of Section 409A of the Code). The payment of Awards that are not deferred pursuant to the preceding sentence shall be made in the calendar year following the fiscal year in which the applicable Performance Period ends.
      4.4.     Commencement or Termination of Employment. If a Participant obtains such status during a Performance Period (whether through promotion or commencement of employment) or if a person who otherwise would have been a Participant dies, retires or is Disabled, or if the person’s employment is otherwise terminated, during a Performance Period (except for cause, as determined by the Committee in its sole discretion), the Award payable to such a Participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Period.

5.	MISCELLANEOUS
      5.1.     Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code. No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.
      5.2.     Section 162(m) of the Code. Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company of the payment of Awards. Subject to shareholder approval of the Plan, the failure of any aspect of the Plan to satisfy Section 162(m) shall not void any action taken by the Committee under the Plan.
      5.3.     Tax Withholding. The Company or an Affiliate shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company or an Affiliate shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or an Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.
      5.4.     Right of Discharge Reserved; Claims to Awards. Absent action by the Committee, nothing in this Plan shall provide any Participant a right to receive any Award or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or an Affiliate or affect any right that the Company or an Affiliate may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of the termination of employment of any Participant. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.
      5.5.     Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or an Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall only be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or an Affiliate if the plan provides otherwise or the Committee or Board so determines.
      5.6.     Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
      5.7.     Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.
      5.8.     Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
      5.9.     Unfunded Status of the Plan. The Plan is intended to constitute an unfunded plan for incentive compensation and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
      5.10.     Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Washington, without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.
      5.11.     Resolution of Disputes. In the event a Participant or person claiming a right under an Award or the Plan believes that a decision by the Committee with respect to such person or Award was arbitrary or capricious, the person may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Participant or other person has proven that the Committee’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Committee’s decision. Participants and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review. Notice of demand for arbitration shall be made in writing to the Committee within thirty (30) days after the applicable decision by the Committee. The arbitrator shall be selected by those members of the Board of Directors who are neither members of the Compensation Committee of the Board of Directors nor employees of the Company or any Affiliate. If there are no such members of the Board of Directors, the arbitrator shall be selected by the Board of Directors. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side shall bear its own fees and expenses, including its own attorney’s fees, and each side shall bear one half of the arbitrator’s fees and expenses. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.
      5.12.     Effective Date of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the then outstanding securities of the Company entitled to vote generally in the election of directors. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.
      5.13.     Headings. The headings in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

APPENDIX C
PROPOSED CHANGES TO ARTICLE IV OF
THE COMPANY ARTICLES OF INCORPORATION (AS AMENDED)
ARTICLE IV
BOARD OF DIRECTORS
      The Company shall be managed by a Board of Directors. The number of directors shall be stated in the Company’s Bylaws, provided, however, that such number shall not be less than five (5). The directors elected at any annual meeting of shareholders prior to the 2007 annual meeting of the Company’s shareholders, shall be classified into ~~There shall be~~ three classes of elected directors designated as Class 1, Class 2, and Class 3 directors. Each class shall contain one-third of the total number of directors, as near as may be. The terms of the Class 1 directors shall expire at the first annual shareholders’ meeting after their election. The terms of the Class 2 directors shall expire at the second annual shareholders’ meeting after their election. The terms of the Class 3 directors shall expire at the third annual shareholders’ meeting after their election. At each annual meeting of the Company’s shareholders from and after the Company’s annual meeting of shareholders to be held in 2007, the directors shall be elected for terms lasting until the next annual meeting of shareholders following their election, and until their successors are elected and qualified, subject to their earlier death, resignation or removal. ~~At each annual shareholders’ meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire.~~ A vacancy on the Board of Directors may be filled by the Board in accordance with the applicable provisions of the Company’s Bylaws. A director elected to fill a vacancy shall be elected for a term of office continuing only until the next election of directors by shareholders.

C-1

1201 THIRD AVENUE, SEATTLE, WA 98101
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
Tuesday, April 18, 2006 at 1:30 p.m.
S. Mark Taper Foundation Auditorium
Benaroya Hall
200 University Street
Seattle, Washington
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
WASHINGTON MUTUAL, INC.

P
R
O
X
Y
     The undersigned shareholder(s) of Washington Mutual, Inc. (the “Company”) hereby appoints William L. Lynch and Fay L. Chapman, and each of them, as proxies, each with the power of substitution to represent and to vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on February 24, 2006, at the Annual Meeting of Shareholders of the Company to be held at 1:30 p.m., Tuesday, April 18, 2006, and at any and all adjournments thereof. Each share of Common Stock is entitled to one vote per share on each of the items properly presented at the Annual Meeting.
     If you are a participant in the WaMu Savings Plan (the “Plan”), you have the right to direct Fidelity Management Trust Company (“Fidelity”), as trustee of the Plan, regarding how to vote the shares of Company Common Stock attributable to your individual account under the Plan, and the enclosed proxy card also acts as a direction form to provide voting directions to Fidelity. Fidelity will vote shares of Common Stock attributable to participant accounts as directed by such participants. Fidelity will not vote shares of Common Stock attributable to participant accounts for which it does not receive participant direction by April 13, 2006.
     Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Shareholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE IN ITEM 1 AND “FOR” ITEMS 2, 3, 4 and 5, and “AGAINST” ITEM 6. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR” EACH NOMINEE IN ITEM 1 AND “FOR” ITEMS 2, 3, 4 and 5, and “AGAINST” ITEM 6, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.
(Continued and to be signed on the reverse side)

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time April 17, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Washington Mutual, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time April 17, 2006. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Washington Mutual, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

			Vote on Proposals
					FOR	AGAINST	ABSTAIN

			The Board of Directors recommends that you vote FOR the following Proposals 2, 3, 4 and 5:

	For All ☐	Withhold For All ☐	2.	Company proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2006	☐	☐	☐
1. Election of Directors:
(Instructions: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee(s)’ name(s) on the line below.	For All Except ☐		3.	To approve the Washington Mutual, Inc. Amended and Restated 2003 Equity Incentive Plan, including an increase in the number of shares that may be subject to awards made thereunder	☐	☐	☐

The Board of Directors recommends that you vote FOR all nominees. Nominees (Terms will expire in 2009): 01 Kerry K. Killinger 02 Thomas C. Leppert 03 Charles M. Lillis 04 Michael K. Murphy 05 Orin C. Smith Nominee (Term will expire in 2007) 06 Regina Montoya			4.	To approve the Washington Mutual, Inc. Executive Incentive Compensation Plan	☐	☐	☐
			5.	To approve the Company proposal to amend the Washington Mutual, Inc. Articles of Incorporation (as amended) to declassify the Board of Directors and establish annual elections for all Company directors commencing with the 2007 annual meeting, rather than the current staggered three-year terms	☐	☐	☐

			The Board of Directors recommends that you vote AGAINST the following Proposal 6:

			6.	Shareholder proposal relating to disclosure of the Company’s political contributions	☐	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.

		YES	NO
HOUSEHOLDING ELECTION	→	☐	☐
(Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.)

Signature	Date

Signature (Joint Owners)	Date